      	   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
            	          WASHINGTON, D.C. 20549

      	                       FORM SB-2

      	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            	              BIDBAY.COM, INC.
            	(Name of small business issuer in its charter)

NEVADA                                   95-4814876
------                                   ----------
(State or jurisdiction of                (I.R.S. Employer
incorporation or organization)           Identification No.)

  7209 Foothill Blvd, Tujunga, California, 91042; Telephone (818) 951-5755
  ------------------------------------------------------------------------
        (Address and telephone number of principal executive offices)

  7209 Foothill Blvd, Tujunga, California, 91042; Telephone (818) 951-5755
  ------------------------------------------------------------------------
                 (Address of principal place of business or
                    intended principal place of business)

        Lucille K. Marley, 2920 S. National, Pahrump, Nevada 89048;
        -----------------------------------------------------------
         (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.                                          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.                                                  |__|

                     CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED     PROPOSED
CLASS OF                          MAXIMUM      MAXIMUM
SECURITIES                        OFFERING     AGGREGATE     AMOUNT OF
TO BE            AMOUNT TO BE     PRICE PER    OFFERING      REGISTRATION
REGISTERED       REGISTERED       UNIT (1)     PRICE (2)     FEE (2)
----------------------------------------------------------------------------
Common Stock     6,000,000 shares $10.00       $60,000,000   $15,000.00
Common Stock       600,000 shares $10.00(1)    $ 6,000,000(2)$ 1,500.00
Total                                                        $16,500.00
----------------------------------------------------------------------------
(1) Selling shareholder's stock registration fee was based on a bona fide estimate of the maximum offering price pursuant to Rule 457(a) of Regulation C.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                         COPIES OF COMMUNICATIONS TO:
                             Michael A. Cane, Esq.
                        2300 W. Sahara Blvd., Suite 500
                              Las Vegas, NV 89102
                                (702) 312-6255

                         P R O S P E C T U S

                            BIDBAY.COM, INC.

                6,000,000 Shares       $10.00 Per Share
               600,000 separate shares of common stock(1)

(1)  The 600,000 separate shares of common stock (the "separate shares") are issued and outstanding shares owned by the persons specified in this prospectus under the caption "selling security holders."
                        ______________________

        Investing in BidBay.com, Inc. involves significant risks.
      Investors need to read the "Risk Factors" beginning on page 3
                        ______________________

                                                      Per Share Total
                                                      --------- -----------

Public Offering Price ............................... $10.00    $60,000,000
Estimated Selling Discounts and Commission - only
    if brokers are used                               $ 1.50    $ 9,000,000
Estimated Proceeds to BidBay.com                      $ 8.50    $51,000,000(2)

(2) BidBay.com will receive no part of the proceeds from the sale of the 600,000 separate shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The 600,000 separate shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

The selling securities holders may from time to time sell the separate shares on any securities exchange or automated quotation system on which our common stock may be listed on traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then correct market price or at negotiated prices. The separate shares may be sold directly or through brokers or dealers. We note that our common stock is not listed on any exchange or quotation system at the present time.

There are no prior agreements for the purchase of these common shares. BidBay.com. Inc.'s officers and directors will attempt to offer and sell all of the shares. They may use a registered broker dealer to assist them, although at this time no such broker has been identified. If a broker-dealer is used, we will allow a maximum commission of 15% on broker sales.

The $51,000,000 net proceeds to BidBay.com shown above is before deduction of offering expenses estimated at $116,500, which includes legal and accounting fees and printing costs.

There is no public market for BidBay.com common stock.


      The Date of this prospectus is February ___, 2001

                           TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Risk Factors ...........................................................   3
Use of Proceeds ........................................................  18
Determination of Offering Price ........................................  19
Dilution ...............................................................  19
Selling Shareholders ...................................................  20
Plan of Distribution ...................................................  21
Legal Proceedings ......................................................  23
Directors, Executive Officers, Promoters and Control Persons ...........  24
Principal Shareholders .................................................  25
Description of Securities ..............................................  26
Interest of Named Experts and Counsel ..................................  28
Disclosure of Commission Position of Indemnification for
   Securities Act Liabilities ..........................................  28
Organization Within Last Five Years ....................................  28
Description of Business ................................................  30
Management's Discussion and Analysis or Plan of Operations .............  37
Management's Discussion and Analysis of Financial Condition &
   Results of Operation ................................................  37
Description of Property ................................................  38
Certain Relationships and Related Transactions .........................  38
Market for Common Equity and Related Stockholder Matters ...............  40
Executive Compensation .................................................  40
Financial Statements ...................................................  41
Changes in and Disagreements with Accountants ..........................  41
Legal Opinion ..........................................................  41
Experts ................................................................  41
Where You Can Find Additional Information ..............................  41

Until January 12, 2001, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the Offering. If given or made, such information or representation must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                           RISK FACTORS



RISK FACTORS THAT MAY AFFECT
RESULTS OF OPERATIONS AND
FINANCIAL CONDITION

An investment in our common
stock involves a high degree
of risk. You should carefully
consider the risks described
below and other information in
this prospectus before
investing in our common stock.
If any of the following risks
occur, our business, operating
results and financial
condition could be seriously
harmed. The risks and
uncertainties described below
are not the only ones facing
BidBay.com. Additional risks
and uncertainties not
presently known to us or that
we currently deem immaterial
also may impair our business
operations.  Due to any of
these risks you may lose all
or part of your investment.

THERE IS NO MINIMUM OFFRING
AMOUNT

BidBay.com is dependant upon
the proceeds of this offering
and other offerings to
maintain its business
operations and to continue to
implement its business plan.
There is no minimum offering
amount assigned to this
offering.  Accordingly, upon
acceptance of offering
subscriptions, the proceeds of
such subscriptions are
immediately transferred into
the operating account of
BidBay.com and used to conduct
the business affairs of
BidBay.com.  In the event
BidBay.com is not successful
in raising sufficient capital
in this or other offerings to
continue its business
development, it is likely that
subscribers that have invested
will lose their investments.

WE HAVE LIMITED OPERATING
HISTORY

BidBay.com was organized on
December 21, 1999. We have
only a limited operating
history on which you can base
an evaluation of our business
and prospects. As an online
commerce company still
relatively early in our
development, we face
substantial risks,
uncertainties, expenses and
difficulties. To address these
risks and uncertainties, we
must do the following:

-     maintain and increase our
number of registered
users, items listed on our
service and completed
sales;

-     expand into new markets;

-     maintain and grow our
website and customer
support operations at a
reasonable cost;

-     continue to make trading
through our service safer
for users;

-     maintain and enhance our
brand;

-     continue to develop and
upgrade our technology and
information processing
systems;

-     continue to enhance our
service to meet the
changing requirements of
our users;

-     provide superior customer
service;

-     respond to competitive
developments;

-     attract, integrate, retain
and motivate qualified
personnel; and

-     develop and implement
tools for generating
revenue and making our
website a profit center.

-  We may be unable to accomplish
one or more of these goals,
which could cause our business
to suffer.
                                3

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WE MAY NOT ACHIEVE
PROFITABILITY

At the present time,
BidBay.com does not charge any
fee to the user. In its
present business format,
BidBay.com does not generate
revenue.  Therefore, until we
change our operating format,
we will not be profitable and
we expect to operate at a loss
for the foreseeable future.
We expect to charge the seller
a listing fee in the future.
In addition, we anticipate
charging the consumer a
transaction charge associated
with each sale. We believe the
transaction charges will be
less than amounts presently
charged by our competitors.

The existence of several
online auction sites
consisting of larger, more
established companies, as well
as new companies, may limit
our ability to implement user
fees. This is because other
companies may choose to charge
little or no transaction or
listing fees to the seller.
Others are facilitating
trading through other pricing
formats (fixed price, reverse
auction, group buying, etc.).

We believe that our ability to
achieve profitability will
also depend in large part on
our ability to do the
following:


-     maintain sufficient
transaction volume to
attract buyers and
sellers;

-     attract large volume of
listings, which in turn
may generate, in the
future, listing fees to
BidBay.com.

-     manage the costs of our
business, including the
costs associated with
maintaining and developing
our website, customer
support and international
and product expansion;

-     increase our brand name
awareness; and

-     provide our customers with
superior community and
trading experiences.

We are investing heavily in
marketing and promotion,
customer support, further
development of our website,
technology and operating
infrastructure development.
The costs of these investments
have dramatically impacted our
financial statements and are
expected to remain significant
into the future. In addition,
we have significant ongoing
commitments in some of these
areas. As a result, we may be
unable to adjust our spending
to any material extent.

We are spending in advance of
anticipated growth. In view of
the rapidly evolving nature of
our business and our limited
operating history, we believe
that period-to-period
comparisons of our operating
results are not necessarily
meaningful. You should not
rely upon our historical
results as indications of our
future performance.  Also, as
we move away from a no charge
auction format, it may impede
the growth of our auction
usage or usage may even
decline.

NEED FOR ADDITIONAL FINANCING

We had cash in the amount of
$136,116 at August 31, 2000.
We currently generate
insignificant revenue. Our
business plan calls for
significant expenses in
connection with the
development of our online
auction site and related
marketing expenses. We will
require additional financing
in order to implement our full
business plan and to sustain
our business operations.

The Independent Auditor's
Report to BidBay.com's audited
financial statements for the
period ended August 31, 2000
indicate that there are a
number of factors that raise
substantial doubt about the
ability of BidBay.com to
continue as a going concern.
Such factors identified in
Note 2 are: BidBay.com was
only recently formed, has
incurred losses since its
inception, has
                                4
current
liabilities in excess of
current assets and has not yet
been successful in
establishing profitable
operations. BidBay.com will
not be able to expand its
operations as planned without
obtaining additional financing
in the near future. If this
financing is not available or
obtainable, investors may lose
a substantial portion or all
of their investment. There can
be no assurance that
additional financing, when
necessary, will be available
to BidBay.com on acceptable
terms, or at all.

OUR OPERATING RESULTS MAY
FLUCTUATE

Our operating results have
varied on a quarterly basis
during our operating history.
Our operating results may
fluctuate significantly as a
result of a variety of
factors, many of which are
outside our control. Factors
that may affect our quarterly
operating results include the
following:

-     our ability to retain an
active user base, to
attract new users who list
items for sale and who
purchase items through our
service and to maintain
customer satisfaction;

-     our ability to keep our
website operational and to
manage the number of items
listed on our service;

-     the amount and timing of
operating costs and
capital expenditures
relating to the
maintenance and expansion
of our business,
operations and
infrastructure;

-     federal, state or local
government regulation,
including investigations
prompted by items
improperly listed or sold
by our users;

-     the introduction of new
sites, services and
products by us or our
competitors;

-     volume, size, timing and
completion rate of trades
on our website;

-     consumer confidence in the
security of transactions
on our website;

-     our ability to upgrade and
develop our systems and
infrastructure
accommodate growth;

-     technical difficulties or
service interruptions;

-     our ability to attract new
personnel in a timely and
effective manner;

-     our ability to retain key
employees in both our
online businesses and our
acquisitions;

-     the timing, cost and
availability of
advertising in traditional
media and on other website
and online services;

-     the timing of marketing
and other expenses under
existing contracts;

-     consumer trends and
popularity of some
categories of collectible
items;

-     the success of our brand
building and marketing
campaigns;

-     the level of use of the
Internet and online
services;

-     increasing consumer
acceptance of the Internet
and other online services
for commerce and, in
particular, the trading of
products such as those
listed on our website; and

-     general economic
conditions and economic
conditions specific to the
Internet and e-commerce
industries.

Our limited operating history
and the emerging nature of the
markets in which we
                                5
compete
make it difficult for us to
forecast the future
accurately.  We believe that
period-to-period comparisons
of our operating results may
not be meaningful and you
should not rely upon them as
an indication of future
performance.

OUR FAILURE TO MANAGE GROWTH
COULD HARM US

We currently are experiencing
a period of expansion in our
business, and we anticipate
that further expansion will be
required to address potential
growth in our customer base
and number of listings, and
our expansion into new
geographic areas, types of
goods and alternative methods
of sale. This expansion has
placed, and we expect it will
continue to place, a
significant strain on our
management, operational and
financial resources. The areas
that are put under strain by
our growth include the
following:


-     The Website. We must
constantly add new
hardware, update software
and add new engineering
personnel to accommodate
the increased use of our
website and the new
products and features we
are regularly introducing.
If we are unable to
increase the capacity of
our systems at least as
fast as the growth in
demand for this capacity,
our website may become
unstable and may cease to
operate for periods of
time. We may experience
periodic unscheduled
downtime. Unscheduled
downtime would harm our
business and also could
anger users of our website
and reduce use.

-     Customer Support. We must
expand our customer
support operations to
accommodate the increased
number of users and
transactions on our
website. If we are unable
to hire and successfully
train sufficient employees
or contractors in this
area, users of our website
may have negative
experiences, and current
and future use of our
website could suffer.

WE ARE DEPENDENT ON KEY
PERSONNEL

Our future performance will be
substantially dependent on the
continued services of our
senior management and other
key personnel. Our future
performance also will depend
on our ability to retain and
motivate our other officers
and key employees. The loss of
the services of any of our
executive officers or other
key employees could harm our
business.  Such personnel are
in great demand by other
online companies. We currently
have no long term employment
agreements with our key
personnel. In addition,
BidBay.com has no monetary
protection in the event of
death or disability of any of
our key personnel as we do not
carry "keyperson" life or long
term disability insurance.

Our future success also will
depend on our ability to
attract, train, retain and
motivate highly skilled
technical, managerial,
marketing and customer support
personnel. Competition for
these personnel is intense,
especially for engineers and
other professionals,
especially in the Southern
California area, and we may be
unable to successfully
attract, integrate or retain
sufficiently qualified
personnel.

FUTURE SALES OF SHARES COULD
AFFECT STOCK PRICE

The market price for our
common stock in any market
that may develop in the future
could fall dramatically if our
stockholders sell large
amounts of our common stock in
any public market that may
develop following this
offering. These sales, or the
possibility that these sales
may occur could make it more
difficult for us to sell
equity or equity-related
securities in the future.

CONTROL BY MAJORITY
SHAREHOLDERS

After this offering, our
directors and management will
own or control a substantial
percentage of our common
stock. If these people act
together, they will be able to
significantly influence the
management and affairs of
BidBay.com.  This
concentration of ownership may
have the effect of delaying,
deferring or preventing an
acquisition of BidBay.com and
may adversely affect the
market price of our common
stock. Existing shareholders
paid considerably less for
their shares than the amount
to be paid by investors who
purchase in this offering.

OUR BUSINESS MAY BE HARMED BY
THE LISTING OR SALE BY OUR
USERS OF ILLEGAL ITEMS

The law relating to the
liability of providers of
online services for the
activities of their users on
their service is currently
unsettled. We are aware that
certain goods, such as
firearms, other weapons, adult
material, tobacco products,
alcohol and other goods that
may be subject to regulation
by local, state or federal
authorities, could potentially
be listed and traded on our
service.
We may be unable to prevent
the sale of unlawful goods, or
the sale of goods in an
unlawful manner, by users of
our service, and we may be
subject to allegations of
civil or criminal liability
for unlawful activities
carried out by users through
our service. Such lawsuits or
allegations could be filed
against BidBay.com should such
listings and sales occur.

In order to reduce our
exposure to this liability, we
have prohibited the listing of
certain items. We may in the
future implement other
protective measures that could
require us to spend
substantial resources. Any
costs incurred as a result of
liability or asserted
liability relating to the sale
of unlawful goods or the
unlawful sale of goods, could
harm our business. The listing
or sale of unlawful goods on
our website could attract
media attention and this
negative publicity could
damage our reputation and
diminish the value of our
brand name. It also could make
users reluctant to continue to
use our services.

OUR BUSINESS MAY BE HARMED BY
THE LISTING OR SALE BY OUR
USERS OF PIRATED ITEMS

We anticipate that we will
receive in the future,
communications alleging that
certain items listed or sold
through our service by our
users infringe third-party
copyrights, trademarks and
tradenames or other
intellectual property rights.
BidBay.com intends to work
with the various parties to
reduce the possibility of
infringing listings on our
website. An allegation of
infringement of third-party
intellectual property rights
may result in litigation
against us. Any such
litigation could be costly for
us, could result in increased
costs of doing business
through adverse judgment or
settlement, could require us
to change our business
practices in expensive ways,
or could otherwise harm our
business. Litigation against
other online companies could
result in interpretations of
the law that could also
require us to change our
business practices or
otherwise increase our costs.

OUR BUSINESS MAY BE HARMED BY
FRAUDULENT ACTIVITIES ON OUR
WEBSITE

Our future success will depend
largely upon sellers reliably
delivering and accurately
representing their listed
goods and buyers paying the
agreed purchase price. We
anticipate that we will
receive in the future,
communications from users who
did not receive the purchase
price or the goods that were
to have been exchanged. In
some cases
                                7
we anticipate that
individuals could be arrested
and convicted for fraudulent
activities using our website.
While we can suspend the
accounts of users who fail to
fulfill their delivery
obligations to other users, we
do not have the ability to
require users to make payments
or deliver goods or otherwise
make users whole.

Unlike some competitors, at
the present time, we do not
compensate users who believe
they have been defrauded by
other users. At least one
competitor provides a
reimbursement of up to $200
with a $25 deductible. No
premium is charged to the
consumer. It is possible that
a number of our competitors
may begin to offer buyer
insurance at no additional
cost or nominal cost to the
consumer. If this occurs while
BidBay.com does not provide
such insurance, BidBay.com may
be adversely affected by the
potential loss of consumers
who wish to obtain such
protection.

We also expect to receive
complaints from buyers as to
the quality of the goods
purchased. Negative publicity
generated as a result of
fraudulent or deceptive
conduct by users of our
service could damage our
reputation and diminish the
value of our brand name. We
expect to continue to receive
requests from users requesting
reimbursement or threatening
or commencing legal action
against us if no reimbursement
is made. This sort of
litigation could be costly for
us, divert management
attention, result in increased
costs of doing business, lead
to adverse judgments or could
otherwise harm our business.

GOVERNMENT INQUIRIES MAY LEAD
TO CHARGES OR PENALTIES

We anticipate that we may
receive requests to produce
certain
records and information to the
federal or state governmental
agencies  relating to possible
investigations of future
unknown illegal transactions
in connection with consumer
usage of our website. We
anticipate that any such
inquiries may include an
examination of our practices
with respect to these
transactions. Should these or
any other future unknown
investigations lead to civil
or criminal charges against
us, we would likely be harmed
by negative publicity, the
costs of litigation, the
diversion of management time
and other negative effects,
even if we ultimately prevail.
Our business would certainly
suffer if we were not to
prevail in any actions like
these. Even the process of
providing records and
information can be expensive,
time consuming and result in
the diversion of management
attention.

A large number of transactions
occur on our website. Due to
unknown and unforeseeable
circumstances, we anticipate
that that federal or state
government regulators could
possibly receive a number of
consumer complaints about us
which, while small as a
percentage of our total
transactions, could be large
in aggregate numbers. If so,
we could be contacted by such
authorities with questions as
to the adequacy of the steps
we take to protect our users
from fraud. We could receive
inquiries from regulatory
agencies in the future, which
may lead to action against us.
If one or more of these
agencies is not satisfied with
our antifraud efforts, the
resultant investigations and
potential fines or other
penalties could harm our
business.

As our activities and the
types of goods listed on our
site expand, state regulatory
agencies may claim that we are
subject to licensure in their
jurisdiction. These claims
could result in costly
litigation or could require us
to change our manner of doing
business in ways that increase
our costs or reduce our
revenues or force us to
prohibit listings of certain
items. We could also be
                                8
subject to fines or other
penalties. Any of these
outcomes could harm our
business.

COMPANIES THAT HANDLE PAYMENTS
MAY BE SUBJECT TO ADDITIONAL
REGULATION

BidBay.com does not serve in
any capacity with regard to
the settlement of payment
obligations resulting from
auction transactions on our
Internet site. Our website
simply links our customers to
various third-party companies
that handle payments.
Consumers benefit by having
these companies arrange to
process the payments
associated with the online
auctions. For example, I Trust
You.com serves as an escrow
company and provides customers
with the security of keeping
custody of the buyer's funds
and disbursing to the Seller
only upon the meeting of
specified conditions. Such
company charges the parties to
the transaction a varying
amount up to 3.5% of the
transaction. In addition,
PayPal.com provides our
customers with an opportunity
to instantly pay their
financial obligations using
Mastercard, Visas or their
checking account. Such funds
are then made available to
satisfy the buyer's financial
obligations to the Seller. In
the future, PayPal's services
may also be used to satisfy
certain customer financial
obligations to BidBay.com with
regard to any listing or
transaction fees.

PayPal.com and I Trust You.com
handles customer funds as a
provider of Internet payment
solutions. Businesses that
handle consumers' funds are
subject to numerous
regulations, including those
related to banking, credit
cards, escrow, fair credit
reporting and others. Such
companies provide a relatively
novel approach to facilitating
payments. It is not yet known
how regulatory agencies will
treat such companies. In
addition to the need to comply
with these regulations, such
businesses are also subject to
risks of fraud. As BidBay.com
provides a important link to
such Internet payment
solutions, our customers may
often depend on the
reliability and accessibility
of such financial services.
Without such services, many of
our customers may either have
greater difficulty arranging
payment to complete the
transactions, or would be
hesitant to enter into an
online auction without the
security of an available
escrow company. Accordingly,
should such Internet payment
solution companies be subject
to additional regulations or
otherwise be detrimentally
impacted by other risks
associated with their
particular industry,
BidBay.com would be adversely
impacted. Furthermore, it is
possible that consumers might
be able to find alternative
internet payment solutions at
lower charges per transaction.
BidBay.com does not currently
provide consumers with a list
of competing products for
similar services. We may be
adversely affected if we are
required to provide consumers
with extensive disclosure such
as third party transaction
charges or other fees or
listings of a variety of
competing products relating to
Internet payment solutions.
BidBay.com believes that such
disclosures are the
responsibilities of such third
parties.

WE ARE SUBJECT TO RISKS
ASSOCIATED WITH INFORMATION
DISSEMINATED THROUGH OUR
SERVICE

We provide visitors with free
email accounts. Our service
also features a "Chat", which
may include the dissemination
of information from users
regarding other users. In
addition, our website provides
users with an opportunity to
take advantage of "Image
Hosting". The law relating to
the liability of online
services companies for
information carried on or
disseminated through their
services is currently
unsettled. Claims could be
made against online services
companies under both United
States, foreign or state law
for defamation,
                                9
libel,
invasion of privacy,
negligence, copyright or
trademark infringement, or
other theories based on the
nature and content of the
materials disseminated through
their services.

We anticipate that we may be
subject to unknown future
private lawsuits seeking to
impose liability upon us for
information carried on or
disseminated through our
online service. In addition,
federal, state and foreign
legislation has been proposed
that imposes liability for or
prohibits the transmission
over the Internet of certain
types of information. Although
all such chat or images
displayed on our website is
generated by users and not by
us, it is possible that a
claim of defamation or other
injury could be made against
us for content posted in the
"Chat" or images placed on our
"Image Hosting" service.
Claims like these become more
likely and have a higher
probability of success in
jurisdictions outside the U.S.

If we become liable for
information provided by our
users and carried on our
service, we could be directly
harmed and we may be forced to
implement new measures to
reduce our exposure to this
liability. This may require us
to expend substantial
resources and/or to
discontinue certain service
offerings, which would
negatively affect BidBay.com.
In addition, the increased
media attention focused upon
liability issues as a result
of these lawsuits and
legislative proposals could
harm our reputation or
otherwise impact the growth of
our business. Any costs
incurred as a result of this
liability or asserted
liability could harm our
business.

WE ARE SUBJECT TO RISKS OF
INTELLECTUAL PROPERTY
LITIGATION AND OTHER
LITIGATION

Not unlike our competitors, we
anticipate that we could be
the subject of future, but
presently unknown, lawsuits
alleging possible violations
of Section 17200 of the
California Business &
Professions Code. This is a
statute that relates to unfair
competition, based upon the
listing of "bootleg" or
"pirate" recordings by
BidBay.com's users, allegedly
in violation of California
penal statutes relating to the
sale of unauthorized audio
recordings. Should BidBay.com
be sued for such actions, the
defense would be costly and,
if BidBay.com were to lose
this lawsuit, our business
would be harmed.

Not unlike our competitors, we
also anticipate that we could
be sued in the state or
federal court for future, but
presently unknown possible
violations leading to certain
causes of action.  This could
include unfair competition,
violation of the computer
fraud and abuse act,
misappropriation, false
advertising, trademark
dilution, injury to business
reputation, interference with
prospective economic
advantage, and unjust
enrichment. Should such
lawsuits be filed, they might
be costly to defend and our
business would be harmed if we
were to lose.

We also anticipate that, not
unlike our competitors, third
parties may claim in the
future that we have infringed
their past, current or future
technologies. We expect that
participants in our markets
increasingly will be subject
to infringement claims as the
number of services and
competitors in our industry
segment grows. Any claim like
this, whether meritorious or
not, could be time-consuming,
result in costly litigation,
cause service upgrade delays
or require us to enter into
royalty or licensing
agreements. These royalty or
licensing agreements might not
be available on acceptable
terms or at all. As a result,
any claim like this could harm
our business.

THE INABILITY TO EXPAND OUR
SYSTEMS MAY LIMIT OUR GROWTH
                                10

We seek to generate a high
volume of traffic and
transactions on our service.
The satisfactory performance,
reliability and availability
of our website, processing
systems and network
infrastructure are critical to
our reputation and our ability
to attract and retain large
numbers of users. Our future
revenues may depend on the
number of items listed by
users. We need to expand and
upgrade our technology,
transaction processing systems
and network infrastructure
both to meet increased traffic
on our site and to implement
new features and functions,
including those that may be
required under our contracts
with third parties. We may be
unable to accurately project
the rate or timing of
increases, if any, in the use
of our service or to expand
and upgrade our systems and
infrastructure to accommodate
any increases in a timely
fashion.

We must continually improve
our technology systems in
order to accommodate the level
of use of our website. In
addition, we may add new
features and functionality to
our services that would result
in the need to develop or
license additional
technologies. Our inability to
add additional software and
hardware or to upgrade our
technology, transaction
processing systems or network
infrastructure to accommodate
increased traffic or
transaction volume could have
adverse consequences. These
consequences include
unanticipated system
disruptions, slower response
times, degradation in levels
of customer support, impaired
quality of the users'
experience of our service and
delays in reporting accurate
financial information. Our
failure to provide new
features or functionality also
could result in these
consequences. We may be unable
to effectively upgrade and
expand our systems in a timely
manner or to integrate
smoothly any newly developed
or purchased technologies with
our existing systems. These
difficulties could harm or
limit our ability to expand
our business.

SYSTEM FAILURES COULD HARM OUR
BUSINESS

Not unlike other competitors,
we may experience system
failures from time to time.
Service to our website could
be interrupted for extended
periods of time. In addition
to placing increased burdens
on our engineering staff, such
outages could create a flood
of user questions and
complaints that need to be
responded to by our customer
support personnel. Any
unscheduled interruption in
our service may cause some
users to switch to our
competitors. If we experience
frequent or persistent system
failures, our reputation and
brand could be permanently
harmed.

Our facilities are located in
Southern California. This area
of the state has been subject
to recent threat of electric
power service disruption due
to local conditions. Our
systems and operations are
vulnerable to damage or
interruption from earthquakes,
floods, fires, power loss,
telecommunication failures and
similar events. They are also
subject to break-ins,
sabotage, intentional acts of
vandalism and similar
misconduct. We do not maintain
fully redundant systems or
alternative providers of
hosting services, and we do
not carry business
interruption insurance
sufficient to compensate us
for losses that may occur.
Despite any precautions we may
take, the occurrence of a
natural disaster or other
unanticipated problems at our
facility could result in
interruptions in our service.

UNAUTHORIZED BREAK-INS OR
OTHER ASSAULTS ON OUR SERVICE
COULD HARM OUR BUSINESS

Our servers are vulnerable to
computer viruses, physical or
electronic break-ins and
similar disruptions, which
could lead to
                                11
interruptions,
delays, loss of data or the
inability to complete customer
transactions. In addition,
unauthorized persons may
improperly access our data.
Attacks that result in a
denial of online service to
our customers could adversely
affect our business. Actions
of this sort may be very
expensive to remedy and could
damage our reputation and
discourage new and existing
users from using our service.

NEW AND EXISTING REGULATIONS
COULD HARM OUR BUSINESS

We are subject to the same
federal, state and local laws
as other companies conducting
business on the Internet.
Today there are relatively few
laws specifically directed
towards online services.
However, due to the increasing
popularity and use of the
Internet and online services,
many laws relating to the
Internet are being debated at
the state and federal levels
both in the U.S. and abroad
and it is possible that laws
and regulations will be
adopted with respect to the
Internet or online services.
These laws and regulations
could cover issues such as
online contracts, user
privacy, freedom of
expression, pricing, fraud,
content and quality of
products and services,
taxation, advertising,
intellectual property rights
and information security.

Applicability to the Internet
of existing laws governing
issues such as property
ownership, copyrights and
other intellectual property
issues, taxation, libel,
obscenity and personal privacy
is uncertain. The vast
majority of these laws were
adopted prior to the advent of
the Internet and related
technologies and, as a result,
do not contemplate or address
the unique issues of the
Internet and related
technologies. Those laws that
do reference the Internet,
such as the Digital Millennium
Copyright Act, have not yet
been interpreted to a
significant degree by the
courts and their applicability
and reach are therefore
uncertain.

In addition, numerous states,
including the State of
California, where our
headquarters are located, have
regulations regarding how
"auctions" may be conducted
and the liability of
"auctioneers" in conducting
such auctions. No final legal
determination has been made
with respect to the
applicability of the
California regulations to our
business to date and little
precedent exists in this area.
Several states are considering
imposing these regulations
upon us or our users, which
could harm our business. In
addition, as the nature of the
products listed by our users
change, we may become subject
to new regulatory
restrictions.

Several states have proposed
legislation that would limit
the uses of personal user
information gathered online or
require online services to
establish privacy policies.
The Federal Trade Commission
also has recently settled
several proceedings regarding
the manner in which personal
information is collected from
users and provided to third
parties. Changes to existing
laws or the passage of new
laws intended to address these
issues could directly affect
the way we do business or
could create uncertainty in
the marketplace. This could
reduce demand for our
services, increase the cost of
doing business as a result of
litigation costs or increased
service delivery costs, or
otherwise harm our business.
In addition, because our
services are accessible
worldwide, and we facilitate
sales of goods to users
worldwide, foreign
jurisdictions may claim that
we are required to comply with
their laws. For example, a
French court has recently
ruled that a U.S. website must
comply with French laws
regarding content. In the
event we expand our operations
to include international
activities, we will become
obligated to comply with the
laws of the countries in which
we may operate. Laws
regulating Internet companies
outside of the United States
may be less favorable than
those in
                                12
the United States,
giving greater rights to
consumers, content owners and
users. Should we operate
overseas, compliance may be
more costly or may require us
to change our business
practices or restrict our
service offerings relative to
those in the United States.

OUR BUSINESS MAY BE SUBJECT TO
SALES AND OTHER TAXES

We do not collect sales or
other similar taxes on goods
sold by users through our
service. One or more states
may seek to impose sales tax
collection obligations on
companies such as ours that
engage in or facilitate online
commerce. Several proposals
have been made at the state
and local level that would
impose additional taxes on the
sale of goods and services
through the Internet. These
proposals, if adopted, could
substantially impair the
growth of e-commerce, and
could diminish our opportunity
to derive financial benefit
from our activities. In 1998,
the U.S. federal government
enacted legislation
prohibiting states or other
local authorities from
imposing new taxes on Internet
commerce for a period of three
years. This tax moratorium
will last only for a limited
period and does not prohibit
states or the Internal Revenue
Service from collecting taxes
on our income, if any, or from
collecting taxes that are due
under existing tax rules. A
successful assertion by one or
more states or any foreign
country that we should collect
sales or other taxes on the
exchange of merchandise on our
system would harm our
business.

WE ARE DEPENDENT ON THE
CONTINUED GROWTH OF ONLINE
COMMERCE

The business of selling goods
over the Internet,
particularly through personal
trading, is new and dynamic.
Our future success will be
substantially dependent upon
the widespread acceptance of
the Internet and online
services as a medium for
commerce by consumers. Rapid
growth in the use of and
interest in the Internet and
online services is a recent
phenomenon. This acceptance
and use may not continue. Even
if the Internet continues to
be accepted, concerns about
fraud, privacy and other
problems may mean that a
sufficiently broad base of
consumers will not adopt the
Internet as a medium of
commerce. In particular, our
website requires users to make
publicly available their e-
mail addresses and other
personal information that some
potential users may be
unwilling to provide. These
concerns may increase as
additional publicity over
privacy issues on BidBay.com
or generally over the Internet
increase.

Market acceptance for recently
introduced services and
products over the Internet is
highly uncertain, and there
are few proven  services and
products. In order to expand
our user base, we must appeal
to and acquire consumers who
historically have used
traditional means of commerce
to purchase goods. If these
consumers prove to be less
active than our earlier users,
and we are unable to gain
efficiencies in our operating
costs, including our cost of
acquiring new customers, our
business could be adversely
impacted.

WE MAY BE UNABLE TO COMPETE
SUCCESSFULLY AGAINST CURRENT
AND FUTURE COMPETITORS

The principal competitive
factors in our market include
the following:

        -   ability to attract buyers;

        -   volume of transactions and
selection of goods;

        -   customer service;
and

        -   brand recognition.
                                13

With respect to our online
competition, additional
competitive factors are:

        -   community cohesion and interaction;

        -   system reliability;

        -   reliability of delivery and payment;

        -   website convenience and accessibility;

        -   level of service fees; and

        -   quality of search tools.

Increased competition may
result in loss of market share
and diminished value of our
brand. Not unlike what
BidBay.com has done in order
to attract a large number of
sellers to the auction site,
some of our competitors have
offered services for free, and
others may do this in the
future. We may be unable to
compete successfully against
current and future
competitors.

In order to respond to changes
in the competitive
environment, we may, from time
to time, make pricing, service
or marketing decisions that
could harm our business. New
technologies may increase the
competitive pressures by
enabling our competitors to
also offer a low cost service.
Some Internet-based
applications that direct
Internet traffic to certain
websites may channel users to
trading services that
compete with us.  In addition,
companies that control access
to transactions through
network access to Internet
browsers could promote our
competitors or charge us
substantial fees for
inclusion.

OUR BUSINESS IS DEPENDENT ON
THE DEVELOPMENT AND
MAINTENANCE OF THE INTERNET
INFRASTRUCTURE

The success of our service
will depend largely on the
development and maintenance of
the Internet infrastructure.
This includes maintenance of a
reliable network backbone with
the necessary speed, data
capacity and security, as well
as timely development of
complementary products such as
high-speed modems, for
providing reliable Internet
access and services. Because
global commerce and the online
exchange of information is new
and evolving, we cannot
predict whether the Internet
will prove to be a viable
commercial marketplace in the
long term. The Internet has
experienced, and is likely to
continue to experience,
significant growth in the
numbers of users and amount of
traffic. If the Internet
continues to experience
increased numbers of users,
increased frequency of use or
increased bandwidth
requirements, the Internet
infrastructure may be unable
to support the demands placed
on it. In addition, the
performance of the Internet
may be harmed by increased
users or bandwidth
requirements.

The Internet has experienced a
variety of outages and other
delays as a result of damage
to portions of its
infrastructure, and it could
face outages and delays in the
future. These outages and
delays could reduce the level
of Internet usage as well as
the level of traffic and the
processing transactions on our
service. In addition, the
Internet could lose its
viability due to delays in the
development or adoption of new
standards and protocols to
handle increased levels of
activity or due to increased
governmental regulation. The
infrastructure and
complementary products or
services necessary to make the
Internet a viable commercial
marketplace for the long term
may not be developed
successfully or in a timely
manner. Even if these products
or services are developed, the
Internet may not become a
viable commercial marketplace
for services such as those
that we offer.
                                14

OUR BUSINESS IS SUBJECT TO
ONLINE COMMERCE SECURITY RISKS

A significant barrier to
online commerce and
communications is the secure
transmission of confidential
information over public
networks. Our security
measures may not prevent
security breaches. Our failure
to prevent security breaches
could harm our business. In
the future it is anticipated
that a significant number of
our users will authorize us to
bill their credit card
accounts directly for future
listing fees that may be
charged by us.

We intent to rely on
encryption and authentication
technology licensed from third
parties to provide the
security and authentication
technology to effect secure
transmission of confidential
information, including
customer credit card numbers.
Advances in computer
capabilities, new discoveries
in the field of cryptography,
or other developments may
result in a compromise or
breach of the technology used
by us to protect customer
transaction data. A number of
other websites have reported
breaches of their security.
Any compromise of our security
could harm our reputation and,
therefore, our business. In
addition, a party who is able
to circumvent our security
measures could misappropriate
proprietary information or
cause interruptions in our
operations. In the future, we
may need to expend significant
resources to protect against
security breaches or to
address problems caused by
breaches. Security breaches
could damage our reputation
and expose us to a risk of
loss or litigation and
possible liability.

WE MUST KEEP PACE WITH RAPID
TECHNOLOGICAL CHANGE TO REMAIN
COMPETITIVE

The market in which we compete
is characterized by rapidly
changing technology, evolving
industry standards, frequent
new service and product
introductions and enhancements
and changing customer demands.
These market characteristics
are worsened by the emerging
and changing nature of the
Internet. Our future success
therefore will depend on our
ability to adapt to rapidly
changing technologies, to
adapt our services to evolving
industry standards and to
continually improve the
performance, features and
reliability of our service.
Our failure to adapt to such
changes would harm our
business. In addition, the
widespread adoption of new
Internet, networking or
telecommunications
technologies or other
technological changes could
require substantial
expenditures to modify or
adapt our services or
infrastructure.


WE NEED TO ESTABLISH STRATEGIC
RELATIONSHIPS WITH THIRD
PARTIES IN ORDER TO EXPAND

We may also consider strategic
relationships with third
parties to provide various
post-auction related support
services. By using third
parties to deliver these
services, we may be unable to
control the quality of these
services and our ability to
address problems if any of
these third parties fails to
perform adequately will be
reduced. Expanding our
operations in this manner also
will require significant
additional expenses and
development, operations and
other resources and will
strain our management,
financial and operational
resources. The lack of market
acceptance of any new services
could harm our business.

INTERNET DOMAIN NAMES

BidBay.com currently holds the
website domain name relating
to our brand. The acquisition
and maintenance of domain
names generally is regulated
by governmental agencies and
their designees. The
regulation of domain names in
the
                                15

United States and in
foreign countries is subject
to change in the near future.
As a result, BidBay.com may be
unable to acquire or maintain
relevant domain names in the
countries in which it
conducts, or plans to conduct,
business. Furthermore, the
relationship between
regulations governing domains
names and laws protecting
trademarks and similar
proprietor rights is unclear.
Therefore, BidBay.com may be
unable to preserve third
parties from acquiring domain
names that are similar to,
infringe upon, dilute or
otherwise decrease the value
of its trademarks and other
proprietary rights.

WE MAY BE UNABLE TO PROTECT
OUR OWN INTELLECTUAL PROPERTY
RIGHTS ADEQUATELY

To date, BidBay.com has not
filed any trademark
applications in the United
States Trademark Office.
Effective copyright, service
mark, trademark, etc.
protection is very expensive
to maintain, and protection
may not be available in every
country in which our services
are made available online.  We
may not be successful in
protecting our intellectual
property rights adequately.

IF A MARKET FOR OUR COMMON
STOCK DEVELOPS, OUR STOCK
PRICE MAY BE VOLATILE

There is currently no market
for our common stock and we
can provide no assurance to
investors that a market will
develop. We currently plan to
attempt to obtain a listing of
our common stock on the NASDAQ
market if we qualify at the
time upon the effectiveness of
the registration statement of
which this prospectus forms a
part.  However, we can provide
investors with no assurance
that our shares will be traded
on any market, if traded, that
a viable public market will
materialize. If a market does
develop, however, we
anticipate that the market
price of our common stock will
be subject to wide
fluctuations in response to
several factors, including:

-     actual or anticipated
      variations in our results
      of operations;
-     our ability or inability
      to generate revenues;
-     increased competition;
      and
-     conditions and trends
      with the Internet.

Further, if our common stock
is traded, our stock price may
be impacted by factors that
are unrelated or
disproportionate to our
operating performance.   These
market fluctuations, as well
as general economic, political
and market conditions, such as
recessions, interest rates or
international currency
fluctuations may adversely
affect the market price of our
common stock.

IF THE SELLING SHAREHOLDERS
SELL A LARGE NUMBER OF SHARES
ALL AT ONCE OR IN BLOCKS, THE
MARKET PRICE OF OUR SHARES
WOULD MOST LIKELY DECLINE

The selling shareholders are
offering 600,000 shares of our
common stock through this
prospectus. The selling
shareholders are not
restricted in the price they
can sell the common stock.
Our common stock is presently
not traded on any market or
securities exchange, but
should a market develop,
shares sold at a price below
the current market price at
which the common stock is
trading may cause that market
price to decline.   Moreover,
an offer or sale of large
numbers of shares at any price
may cause the market price to
fall.

IF OUR STOCK PRICE DROPS
SIGNIFICANTLY, WE MAY BECOME
SUBJECT TO SECURITIES
LITIGATION THAT WOULD RESULT
IN A HARMFUL DIVERSION OF OUR
BUSINESS RESOURCES
                                16

In the past, following periods
of volatility in the market
price of a particular
company's stock, securities
class action litigation has
been brought against that
company.  Any litigation
arising from the volatility in
the
price of our common stock
could have an adverse effect
on our business, financial
condition and results of
operations.
                                17

                       USE OF PROCEEDS

The net proceeds from the placement of the stock will be used to acquire, develop, and operate the Internet web site and market the sale of its services. The Company will have the discretion to reallocate the proceeds of this Offering among the various categories described in this Offering.

Should we raise less than the full offering, we intend to scale down our budget accordingly. In particular, if we are only able to successfully complete 50% of this offering, it is our intention to significantly reduce our proposed advertising and marketing schedule. While we feel this is a very important aspect to the company's growth, we will still be able to sustain operations for approximately twenty-four months but our growth rate will be significantly impacted.

We will not receive any proceeds from the sale of shares offered by the selling stockholders. We will receive up to $51,000,000, which figure is net of a 15% commission if a broker-dealer is used to sell the offering and if all of the 6,000,000 common shares offered by us on a "best efforts" basis at $10.00 per share are purchased, and we intend to use any proceeds from such sale for the approximated expenses set forth below:

Sales & Marketing Expense

     Advertising                                  $18,000,000
     Literature                                     1,000,000
     Promotions                                     2,000,000
     Sales Staff                                      500,000
     Support Staff                                    500,000
     Trade Shows                                    1,000,000
     Travel                                           250,000
                                                  -----------
          Total Sales & Marketing                 $23,250,000

General & Administrative Expenses

     Accounting Services                         $    150,000
     Customer Support                               1,000,000
     Hosting Fees                                     160,000
     Legal Services                                    50,000
     Management Salaries                              800,000
     Office Rent                                       75,000
     Office Supplies                                   24,000
     Payroll Tax                                      180,000
     Phone                                             36,000
         Total G & A Expense                       $2,475,000

Research & Development Expenses

     Application Development                       $  250,000
     Hardware & Equipment                           2,500,000
                                                   ----------
         Total R & D Expense                       $2,750,000

Offering Costs
     Accounting                                    $   38,000
     Attorney fees                                     50,000
     Printing Expense                                   5,000
     Standard & Poors Application                       5,000
     SEC registration                                  16,500
     Transfer Agent                                     2,000
                                                 ------------
         Total Registration/Filing fees            $  116,500

Working Capital                                   $22,408,500
                                                  -----------

     Total Gross Proceeds                         $51,000,000

             DETERMINATION OF OFFERING PRICE

The offering price of the selling shareholders' shares was calculated pursuant to rule 457 (c) of Regulation C with a good faith estimate that the price will be the same as the offering price for the 6,000,000 BidBay.com shares.

Prior to this offering there has been no market for the common stock of BidBay.com. The public offering price for the 6,000,000 shares has been determined arbitrarily by BidBay.com's board of directors.

                         DILUTION

On August 31, 2000, BidBay.com had a negative net tangible book value of ($2,049,832) or ($0.039) per share. This calculation is based upon 50,468,290 common shares outstanding as of August 31, 2000 and assumes the conversion of 1,562,766 shares of convertible preferred stock. The net tangible book value per share is equal to BidBay.com's total tangible assets, less its total liabilities and divided by its total number of shares of common stock outstanding. After giving effect to the sale of the shares at the public offering price of $10.00 per share and after the application of the estimated net offering proceeds of $51,000,000, the net tangible book value of BidBay.com, as of August 31, 2000, would have been $48,950,168 or $0.843 per share. This represents an immediate increase in net tangible book value of $0.804 per share to existing shareholders, and an immediate dilution of $9.157 per share to new investors purchasing shares in this offering. The following table illustrates the per share dilution in net tangible book value per share to new investors:

Public offering price per Share                        $10.00

Net tangible book value per share
as of August 31, 2000                                  ($0.039)

Increase per share attributed to
investors in this Offering                              $0.804

Net tangible book value per share as of
August 31, 2000, after this Offering                    $0.843

Net tangible book value dilution per
share to new investors                                  $9.157


The information set forth above regarding dilution assumes the sale of all shares offered. If less than all shares offered are purchased, those who do invest in the offering will undergo even greater dilution of their investment dollar than the amounts stated.

                   SELLING SECURITY HOLDERS

The following table sets forth the names of the selling security holders, the number of shares held by each security holder prior to the offering, the number of shares which may be offered for sale from time to time by the selling security holders and the amount and percentage of shares to be owned by such security holder after the offering is complete.

                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering(3)
-------------------------------------------------------------------------
Wester Cooley(1)      20,000    10,000         10,000      below 1%
John Adams             2,000     1,000          1,000      below 1%
Joseph Bartfay        50,000     5,000         45,000      below 1%
Bryan Fannon           2,000     1,000          1,000      below 1%
Susan Mivelaz          6,000     6,000              0      below 1%
Yvonne Van Hoek(1)    20,000    10,000         10,000      below 1%
Dores Yockel           5,000     1,000          4,000      below 1%
George Tannous(1)  9,599,400   283,000      9,316,400(2)      17.8%
Donald Dayer       9,800,900   283,000      9,517,900         18.2%

(1)   Each of these persons is an officer and/or director of BidBay.com.
(2)   Mr. Tannous holds a 60% interest in George Tannous and
      Affiliates, Inc. which owns a 59% interest in BidBay.com.
      This figure does not include that indirect ownership interest.
(3) Percentage based upon 52,324,382 common shares issued and outstanding as of January 9, 2001.

                        PLAN OF DISTRIBUTION

BidBay.com is offering 6,000,000 shares through its officers and directors on a "best-efforts" basis at a purchase price of $10.00 per share. The offering is planned to be managed by BidBay.com without any underwriter, and without any underwriting discounts or sales commissions.
The shares will be offered and sold by BidBay.com's officers and directors who will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of BidBay.com for such activities. In connection with their efforts, they will rely on the "safe harbor" provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934 (the "1934 Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for associated persons of an issuer. There is no minimum offering, therefore all subscriptions will be paid directly to BidBay.com upon receipt. No one, including BidBay.com has made any commitment to purchase any or all of the shares. Rather, the officers and directors will use their best efforts to find purchasers for the shares. BidBay.com cannot state how many shares will be sold.

BidBay.com anticipates making sale of the shares to persons whom it believes may be interested or who have contacted
BidBay.com with interest in purchasing the securities.
BidBay.com may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which BidBay.com is permitted to sell the shares.
BidBay.com is not obligated to sell shares to any such persons.

BidBay.com has established no minimum offering amount and no escrow of investor money pending a certain minimum number of shares being sold. Each subscription for shares in this offering that is accepted by BidBay.com will be credited immediately to the cash accounts of BidBay.com and such investor funds may be spent by BidBay.com without any waiting period or other contingency.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information representations must not be relied on as having been authorized by BidBay.com. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

The shares may only be offered or traded in states where they have been registered or where an exemption from registration exists.

Purchasers of shares either in this offering or in any subsequent trading market which may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render the exemption applicable.

The selling stockholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately selling stockholders may arrange for other brokers or dealers to participate.
Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and`, in connection with such re-sales, may pay to or receive from the purchasers of such shares commissions as described above.

In connection with the distribution of the shares, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

The selling stockholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

We have filed the registration statement, or which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the selling stockholders will sell any or all of the shares they desire to sell, or that we will sell any of the share we desire to sell.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock of BidBay.com during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general,
Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

 It should be noted that notwithstanding any of the foregoing discussion in this section on plan of distribution, at the present time the common shares of BidBay.com are not listed on any exchange or quoting service nor does any public market exist for the shares. It remains uncertain at the present time whether this offering will create a public market for the common shares.


                       LEGAL PROCEEDINGS

PENNSYLVANIA ACTION

On or about December 21, 2000, the Pennsylvania
Securities Commission filed a petition in the Commonwealth Court of Pennsylvania against BidBay.com, Inc. ("BidBay.com"), Donald Dayer (a holder of more than 5% of the common shares of BidBay.com) and John Montgomery (the "Defendants"), alleging that a Summary Order to Cease and Desist from offering or selling securities in the State of Pennsylvania had been entered on August 22, 2000, that the order had been violated when defendant Montgomery offered to sell shares of BidBay.com to a resident of Pennsylvania during the last part of October, 2000, and that BidBay.com had mailed materials to the same person in his capacity as a shareholder of BidBay.com.

The complaint seeks an order enforcing the original
Summary Order, an order rescinding all sales made to Pennsylvania residents after August 24, 2000 (of which there are none known to the Company), an order adjudging
Defendants in contempt of the original Summary Order, civil penalties in the amount of $5,000 per violation, the attorneys fees and investigative costs of the commission, and such other relief as the court deems just.

BidBay.com has agreed to sign a consent that it will not violate the Summary Order. Opposing counsel has stated that once the consent is signed, it will negotiate a possible penalty and when paid, BidBay.com will be dismissed from the action. It is understood however that BidBay.com will not be able to sell securities in the State of Pennsylvania in the future.

FORMER EMPLOYEE LAWSUIT

The Company has been named as a co-defendant in a lawsuit involving a former business associate of the President of the Company. The President, other business entities of the President and the Company have been named in the suit. Management believes the lawsuit is without merit and intends to vigorously defend its position. The Company has filed suit against the same former business associate alleging that the former associate gained illegal access to certain of the Company's proprietary intellectual information for the purpose of doing harm to the Company and to steal customers from the Company. At this time management is not able to estimate the likelihood of a favorable outcome in the lawsuit.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following persons are the current executive officers and directors of BidBay.com:

NAME                             AGE   POSITION(S)

George Tannous                    44   director, president and
                                       chief executive officer
Yvonne Van Hoek                   35   director and vice president
Wester Cooley                     68   director and vice president
Fredrick Grossi                   47   chief financial officer

Directors are elected by the shareholders annually.

George Tannous, EA, is a former IRS Agent who specializes in taxation and related financial matters. He graduated with honors from Regis University in Denver, Colorado, and owned and operated several diverse businesses before joining the Internal Revenue Service. From 1995 to the present, Mr. Tannous has been the president of George Tannous & Affiliates Inc., a tax consulting and preparation firm. In January, 2000, he also became the chief executive officer and a director of BidBay.com, positions which he continues to hold. Mr. Tannous has lectured extensively at the college level on career planning in the areas of taxation and financial issues, and how they impact individuals, partnerships, and corporations. He has been honored by the IRS with certificates of merit for his work with the elderly and indigent, and for his work with the victims of the Los Angeles riots.

Yvonne Van Hoek is a licensed tax preparer through the State of California. From 1995 through September 1998, she was the assistant manager of accounting division for Crestview Medical Group. From September, 1998, through January, 2000, she was a certified tax preparer for George Tannous & Affiliates Inc. From January, 2000, to the present she has been a director and a vice president of BidBay.com.

Wester Cooley is a former United States Congressman serving from 1995 to 1997 as Congressman for the 2nd district of Oregon. From 1997 to the present has been self employed in real estate development and investment. In January, 2000, he became a director and a vice president of BidBay.com, positions which he continues to hold. Prior to 1995 he served as a State Senator from the state of Oregon. Mr. Cooley has held the position of Vice President of Regulatory affairs with Viratek, Inc.

Fredrick Grossi, EA, is an Enrolled Agent with the Department of Treasury. From 1995 to the present he has been the president of Grossi & Associates, a company engaged in the business of tax preparation and representation. In December, 2000, he became the chief financial officer of BidBay.com. Fred has held the position of chief financial officer for a major telecommunications company.

DONALD DAYER

Dayer owns 18.7% of the common shares of BidBay.com, was instrumental in establishing BidBay.com and has been a fund raiser for BidBay.com. Mr. Dayer was the subject of a permanent injunction obtained by the Federal Trade Commission (FTC) in the U.S. District Court for the Central District of California for the fraudulent telemarketing of investments in Federal Communications Commission (FCC) paging licenses (FTC Permanent Injunction). FTC v. Bell Connections, Inc., Donald Dayer et al., No. 96-0455 KMW (Shx) (C.D. Cal. December 10. 1996). The FTC Permanent Injunction permanently restrained Dayer from "the advertising, promotion, offering for sale or sale of . any investment. whether directly or indirectly, or through any business entity, unless . [Dayer] first obtains a performance bond in the principal sum of $275,000." Mr. Dayer is also involved at the present time as a defendant before the courts of Pennsylvania for selling securities in Pennsylvania without a license in that state. See "LEGAL PROCEEDINGS" herein.


                   PRINCIPAL SHAREHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of January 9, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                Name and address        Amount of               Percent
Title of class  of beneficial owner     beneficial ownership    of class(1)
--------------  -------------------     --------------------    -----------
Common Stock    George Tannous &
                Affiliates Inc.         30,000,000 shares       57.3%
                7209 Foothill Blvd.
                Tujunga, CA  91042

Common Stock    George Tannous          27,599,400 shares(2)    52.7%(2)
                7209 Foothill Blvd.

                Tujunga, CA  91042

Common Stock    Donald Dayer             9,800,900 shares       18.7%
                9925 Commerce Ave.
                Tujunga, CA  91042

Common Stock    Yvonne Van Hoek             20,000 shares        *(3)
                7209 Foothill Blvd.
                Tujunga, CA  91042

Common Stock    Wester Cooley               20,000 shares        *(3)
                7209 Foothill Blvd.
                Tujunga, CA  91042

Common Stock    Fredrick Grossi                 -0-              -0-
                7209 Foothill Blvd.
                Tujunga, CA  91042

Common Stock    All Officers and
                Directors               37,440,300 shares(2)    71.6%(2)
                as a Group that
                consists of four people

(1) The percent of class is based on 52,324,382 shares of common stock issued and outstanding as of January 9, 2001.
(2) Mr. George Tannous holds a 60% ownership interest in George Tannous & Affiliates Inc. The figures noted acknowledge the beneficial interest by Mr. Tannous of 18,000,000 common shares in BidBay.com held by George
      Tannous & Affiliates Inc.
(3)   Percentage is less than 1%.

                    DESCRIPTION OF SECURITIES

 COMMON STOCK

The authorized common stock of BidBay.com consists of 100,000,000 shares, with each share having a par value of $0.001 (the "common stock" or "common shares" or "shares"), of which 52,324,382 shares were issued and outstanding on January 9, 2001. There were 25,619 holders of the common stock as of January 9, 2001.

Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of BidBay.com and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefore. Upon liquidation of BidBay.com holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of BidBay.com. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

BidBay.com has never paid a cash dividend on the common stock. BidBay.com currently intends to retain all earnings, if any, that might otherwise be paid as a cash dividend on the common stock, to increase the capital of BidBay.com to effect planned expansion activities and to pay dividends only when it is prudent to do so and BidBay.com's performance justifies such action.

        CONVERTIBLE REDEEMABLE PREFERRED STOCK

The authorized preferred stock of BidBay.com consists of 10,000,000 shares, with each share having a par value of $0.001 (the "preferred stock" or "preferred shares"). BidBay.com designated 1,600,000 shares of 10% Convertible Redeemable preferred stock non-cumulative non-compounding at a purchase price of $2.50 per share. The holders of the preferred stock are entitled to annual dividends once declared and approved by BidBay.com's Board of Directors. The dividend is 25 cents per share per annum. Each share of preferred stock is convertible into one share of common stock. BidBay.com has the right to cause a partial or complete redemption of the shares at certain times and for specific redemption price.

BidBay.com has the option to redeem all or any portion of the preferred stock after June 15, 2000 by paying cash or shares of common stock of publicly traded company have a market value equal to 110% of the original purchase price of the share plus a non-cumulative non-compounded dividend at the rate of 10% per annum. The redemption price may be paid in cash or, at the option of the preferred stockholder exercisable in the holder's sole discretion, in shares of the common stock of a publicly traded company, or in any combination of both cash and stock. For the purpose of determining the number of shares of common stock to be issued in a redemption of the preferred stock, the following formula applies: If the common stock is immediately tradable on the date of the redemption, then the number of shares will be calculated based on the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. If the common stock is restricted pursuant of Rule 144 of the Securities Act of 1933, as amended, with any holding period remaining, then the number of shares will be calculated based on 90% of the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. The redemption right relates to all shares, as adjusted for stock splits, stock dividends and similar events.

The preferred stockholders may convert each share of preferred stock into one share of common stock at any time after the shares are issued. BidBay.com does not have the right to require a conversion of the preferred stock to common stock.

Each share of the preferred stock has one vote to the same extent as the outstanding common stock. The common stock into which the preferred stock is convertible has the same voting right as the currently outstanding common stock.

         INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Pritchett, Siler & Hardy, P.C., independent certified public accountants, of Salt Lake City, Utah audited our financial statements and presented their report with respect to the audited financial statements. The report of Pritchett, Siler & Hardy, P.C., was given upon their authority as experts in accounting and auditing.


     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
              FOR SECURITIES ACT LIABILITIES

BidBay.com's articles of incorporation provide that BidBay.com will indemnify an officer, director, or former officer or director, to the full extent permitted by law.
This could include indemnification for liabilities under securities laws enacted for shareholder protection.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            ORGANIZATION WITHIN LAST FIVE YEARS

Our Company was organized under the laws of the State of California on December 21, 1999. On March 3, 2000 we effected a change of domicile to Nevada. Mr. George Tannous, our President, Chief Executive Officer and a director, has been a promoter since our inception. Other than the purchase of his stock and the real property lease agreements and loans described herein under Certain Relationships and Related Party Transactions, Mr. Tannous has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Tannous has acquired 10,000,000 shares of our common stock at a price of $0.001 per share. Mr. Tannous provided services valued at $10,000 for these shares. In addition, Donald Dayer acquired 10,000,000 shares of our common stock at a price of $0.001 per share at the inception of BidBay.com. Mr. Dayer also provided services valued at $10,000 for these shares. The other 30,000,000 in common shares issued at the inception of BidBay.com was issued to George Tannous & Affiliates Inc. at a price of $0.001 per share and was paid for by services rendered to BidBay.com. Mr. George Tannous owns 60% of George Tannous & Affiliates Inc. For additional information regarding transactions between these persons and BidBay.com please refer to the detailed discussion found under Certain Relationships and Related Party Transactions.
                                29

                   DESCRIPTION OF BUSINESS

BACKGROUND

The Company was launched on the world-wide-web around January 15, 2000. The Company started out as a California company in December, 1999 and was redomiciled in Nevada in March, 2000. The Company was founded by George Tannous, its current Chief Executive Officer. Mr. Tannous started trading on a competitor's website in October, 1999 and, during his moments of frustration, determined that there was a tremendous need for another online auction site to be established. A variety of auction sites existed at the time, including Amazon.com and Yahoo.com, however such sites primarily offered other services such as the sales of books or the provision of a search engine. Using his background in marketing, advertising, sales as well as his general business know-how, Mr. Tannous set out to develop an auction site to compete with eBay.com and other established websites. During such time he retained the services of numerous talented individuals and BidBay.com was formed.

Today, the company offers users the opportunity to buy and sell products in over 2,200 categories including antiques, automobiles, dolls, collectibles, household items, toys, computers, jewelry, etc. Sellers will list the items for sale and, depending on the specific type of auction elected by the seller, hopefully the products will be sold to the highest bidder or bidders. Sellers can generally list their items for three to ten days. The BidBay.com service permits sellers to list items for sale, buyers to bid on items of interest and all BidBay.com users to browse through listed items in a fully-automated, topically-arranged, intuitive and easy-to-use online service that is available 24 hours a day, seven days a week. At the present time, the winning bidder or bidders are notified by email by the seller and shipping and payment arrangements are addressed at that time. Once money is received by the seller, the item is shipped to the winning bidder.

Sellers are attracted to BidBay.com as a result of the large number of potential buyers, and buyers in turn are attracted to BidBay.com by the broad selection of goods listed on BidBay.com. The website provides buyers and sellers a place to rate each other, discuss topics of common interest and, ultimately, to conduct business in a compelling trading environment, thus fostering a large and growing commerce-oriented online community. Over Four Million members enjoy using BidBay.com with over One Million items listed among 2,200 categories. The Company has seen over 29 Million offers to purchase products, and over 10 Million auctions since January, 1999.

The Company offers daily prizes to its visitors as an incentive to register and view the auctions on the website.
BidBay.com created a site which is easy to navigate through and which is easy to register bids as well as post an item for sale. In addition to television, radio, internet and billboard advertising, promotional giveaways have a proven track record of success. BidBay.com's goal is to make its website the most convenient place to bring buyers and sellers together as they form an "auction community". Each day the Company lists over one dozen "Featured Auctions" as well as "Hot Auctions". Such front

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page display provides a
few lucky sellers with the recognition of being highlighted or featured on the main page of a site visited by potential buyers. This feature provides added value and attraction to the brand name. With the large number of listed products to be sold at auction, the site is able to attract a significant number of visitors on a daily basis. Such individuals may also create a personalized auction site experience using the free service called "My BidBay". This streamlines the buyer's opportunity to quickly stay abreast of on-going auctions in the areas of his or her interest.

Currently, the Company offers sellers the opportunity to display and sell their products at BidBay.com's website without any charge being accessed by this Company. (Note: the Buyers and Sellers may be charged additional fees by a third party escrow company or for internet payment solutions, if requested by the parties to the transaction). Visitors are able to register with the Company to purchase such goods free of any membership charge. The competition currently charges a commission on the seller's proceeds and often charges a listing fee in addition to the commissions. One competitor charges up to five percent of the seller's proceeds, depending on the amount realized. Theoretically, buyers may be paying a greater amount for similar goods purchased on our competitor's websites. This may be the case if the seller marks up the price of product to be sold in order to offset or cover for the additional costs of sale relating to the listing fee and commission to be paid to our competitor.

Sellers may also take advantage of our "Image Hosting" technology. This allows the seller to include pictures of the product or products offered for sale. Once again, at the present time, the seller is not charged an additional fee for the display of such pictures. The Company believes that the Image Hosting technology adds significant value to the brand name. Photos increase the opportunities for successful auctions to occur. This makes the visit an enjoyable experience for visitors, and encourages them to return to the site. A series of help screens as well as a simple site map provides additional explanation to assist the internet user. In addition to live technical support available by telephone or email, BidBay.com provides a message board where the "auction community" may ask and receive auction advise from fellow members. The Company also offers its members free email which can be accessed world-wide from the member's internet browser.

The Company also offers users the opportunity to visit a continuously maintained, internal charity auction site. Often times sellers wish to take advantage of the opportunity to quickly and easily dispose of certain possessions, while making sure that the proceeds of the sale benefit their favorite charity. BidBay.com also provides buyer's the opportunity to shop locally or regionally for their products. This may be preferable if the buyer wishes to avoid the cost of shipping or the related delays. Some buyers who are new to online auctions may prefer this as it gives him or her the opportunity to inspect the products in person before expending any time, effort or money associated with making payment arrangements.

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MARKET

The concept of the online auction has been in existence on the world-wide-web for sometime. The members of the organization have decided to take that concept and enhance it using their combined expertise to create an auction service that is unique, reasonable in price, service oriented and facilitates the creation of a true auction community. In order to achieve their objectives, they continuously conduct market research. In addition to analyzing the competition, they review input received from their members. Email is often sent to members to survey their satisfaction with the company's services and soliciting feedback on improvements and services they would like to see offered by BidBay.com. In "chat", members have the opportunity to communicate with other members for feedback on auction techniques or suggestions. In addition, the company makes available to members at no extra charge, a useful book which was authored by the CEO and describes ways in which members might benefit from conducting auction sales.

To establish a successful online auction community requires millions of dollars in advertising, and highly experienced software engineering and web design talent. BidBay.com has made an investment to enter this marketplace and is confident of its ability and drive to compete with companies such as eBay.com, Yahoo ! and Amazon.com. BidBay.com hopes to become a household name in this industry. The Company has focused its attention in three key areas: Sellers, Buyers and Advertisers. The Sellers include transactions involving consumer to consumer, business to consumer as well as business to business, also known as "B2B". The Company has conducted extensive research along the lines of these three key areas and understands the industry practices. Although the Company takes pride in the gathering of new members by word of mouth, it continues to direct its energy and efforts in bringing in new members on a continuous basis. This is accomplished by advertisement in various media such as television, radio, newspaper and other print; banners or tiles in other popular websites, which contain links to BidBay.com; and purchasing space in other websites to promote the opportunity for visitors to register as members of BidBay.com. Furthermore, the Company believes it will attract advertisement revenue from other websites. As such organizations become more aware of the traffic entering our site, they may be willing to contract with our Company for the placement of their banners or tiles on our website pages.

                  INDUSTRY BACKGROUND

GROWTH OF THE INTERNET AND ONLINE COMMERCE

The Internet has emerged as a global medium enabling millions of people worldwide to share information, communicate and conduct business electronically. This year there will be hundreds of millions of web users worldwide. This user population is expected to be driven by the large and growing number of internet-ready computers installed in homes and offices, the decreasing cost of computers, easier, faster and cheaper access to the

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Internet, improvements in
network infrastructure, the proliferation of Internet content and the increasing familiarity and acceptance of the Internet by businesses and consumers. The Internet possesses a number of unique characteristics that differentiate it from traditional media: users communicate or access information without geographic or temporal limitations; users access dynamic and interactive content on a real-time basis; and users communicate and interact instantaneously with a single individual or with entire groups of individuals. As a result of these characteristics, Web usage is expected to continue to grow rapidly.

The growing adoption of the Web represents an enormous opportunity for businesses to conduct commerce over the Internet. While companies initially focused on facilitating and conducting transactions between businesses over the Internet, a number of companies more recently have focused on facilitating a wide variety of business-to-consumer transactions. These companies typically use the Internet to offer standard products and services that can be easily described with graphics and text and do not necessarily require physical presence for purchase, such as books, CDs, videocassettes, automobiles, home loans, airline tickets and online banking and stock trading. The Internet gives these companies the opportunity to develop one-to-one relationships with customers worldwide from a central location without having to make the significant investments required to build a number of local retail presences, manage a worldwide distribution infrastructure or develop the printing and mailing infrastructure associated with traditional direct marketing activities. While companies have generally focused on applying these benefits in business-to-business and business-to-consumer transactions, a significant market opportunity exists to apply these same advantages to facilitate person-to-person trading over the Internet.

 THE PERSON-TO-PERSON TRADING MARKET OPPORTUNITY

The exchange of goods between individuals--person-to-person trading-has traditionally been conducted through trading forums such as classified advertisements, collectibles shows, garage sales and flea markets or through intermediaries, such as auction houses and local dealer shops. These markets are highly inefficient, making person-to-person trading difficult for buyers and sellers. Their fragmented, regional nature makes it difficult and expensive for buyers and sellers to meet, exchange information and complete transactions. The localized nature of these markets also results in a limited variety and breadth of goods available in any one location. Buyers are limited to searching through local classified ads or to traveling to numerous geographically-dispersed flea markets, trade shows or dealer shops in order to find items of interest. These markets often have high transaction costs because intermediaries either mark up goods for resale or charge a commission. Because these markets are information inefficient, buyers and sellers lack a reliable and convenient means of setting prices for sales or purchases.

The Internet offers for the first time the opportunity to create a compelling global marketplace that overcomes the inefficiencies associated with traditional person-to-

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person
trading while offering the benefits of Internet-based commerce to the person-to-person trading market. An
Internet-based centralized trading place facilitates buyers and sellers meeting, listing items for sale, exchanging information, interacting with each other and, ultimately, consummating transactions. It allows buyers and sellers to trade directly, bypassing traditional intermediaries and lowering costs for both parties. This trading place is global in reach, offers buyers a significantly broader selection of goods to purchase and provides sellers the opportunity to sell their goods efficiently to a broader base of buyers. It offers significant convenience, allowing trading at all hours and providing continually-updated information.

By leveraging the interactive nature of the Internet, this trading place also facilitates a sense of community through direct buyer and seller communication, thereby enabling the interaction between individuals with mutual interests. In addition, this community orientation, facilitation of direct buyer and seller communication and efficient access to information on a particular buyer or seller's trading history can help alleviate the risks of anonymous trading. As a result, there exists a significant market opportunity for an Internet-based centralized trading place that applies the unique attributes of the Internet to facilitate person-to-person trading.

COMPETITION

WE INTEND TO SUCCEED IN AN INTENSELY COMPETITIVE MARKET

Depending on the category of product, the Company currently or potentially competes with a number of companies serving particular categories of goods as well as those serving broader ranges of goods. The online personal trading market is a new, rapidly evolving and intensely competitive area. We expect competition to intensify in the future as the barriers to entry are relatively low, and current and new competitors can launch new sites at a nominal cost using commercially available software. Our broad-based competitors include the vast majority of traditional department and general merchandise stores as well as emerging online retailers. These include most prominently: Wal-Mart, Kmart,Target, Sears, Macy's, JC Penney, Montgomery Ward, Costco, Sam's Club as well as Amazon.com, Buy.com, AOL.com, Yahoo! shopping and MSN.

        In addition, the Company faces competition from specialty retailers and exchanges in each of its categories of products. For example and without limitation:

        Antiques: Christies, eHammer, Sotheby's /
Sothebys.com, Sothebys.amazon.com

        Coins & Stamps: Collectors Universe, Heritage,
Numismatists Online, US
Mint

        Collectibles: Franklin Mint

        Musical Instruments: Guitar Center, Harmony-
Central.com, MARRS,
MusicHotBid.com

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        Sports Memorabilia: Beckett's, Collectors Universe
Toys, Bean Bag Plush: Amazon.com, eToys.com, KB Toys

        Premium Collectibles: Christies, DuPont Registry,
Gavelnet, Greg Manning Auctions, iCollector, Lycos / Skinner
Auctions, Millionaire.com, Phillips (LVMH), Sotheby's,
Sothebys.amazon.com

        Automotive (used cars): Auction Auto.com,
Autobytel.com, AutoMallUSA,AutoVantage.com, AutoWeb.com,
Barrett-Jackson, CarOrder.com, CarPoint, CarScene.com, eClassics.com, Edmunds, GreenLight.com, Hemmings, Newspaper classifieds, Used car dealers

        Books, Movies, Music: Amazon.com, Barnes & Noble,
Barnesandnoble.com, BigStar, Blockbuster, BMG Columbia
House, CDNow, DVD Express, Spinner.com, Wherehouse,
Alibris.com, Bookfinders.com

        Clothing: Bluefly.com, Dockers.com, FashionMall.com,
The Gap, J. Crew, LandsEnd.com, The Limited, lucy.com,
Macys, The Men's Wearhouse, Ross, 3Dshopping.com

        Computers & Consumer Electronics: Best Buy, Buy.com,
Circuit City, Compaq, CompUSA, Dell, Egghead, Fry's
Electronics, Gateway, The Good Guys, IBM, MicroWarehouse,
The Sharper Image, Shopping.com, Surformama.com

        Home & Garden: IKEA, Crate & Barrel, Homepoint.com,
Home Depot,
Garden.com, Pottery Barn, Ethan Allen, Frontgate

        Jewelry: Ashford.com, Mondera.com

        Sporting Goods/Equipment: dsports.com, FogDog.com,
Footlocker, Gear.com, golfclubexchange, golftrader.com,
MVP.com, PlanetOutdoors.com, Play It Again Sports, REI,
Sports Authority

        Tool/Equipment/Hardware: Home Depot, HomeBase,
Amazon.com, Ace Hardware, OSH

        Business-to-Business: Ariba, BidFreight.com,
BizBuyer.com, bLiquid.com, CloseOutNow.com, CommerceBid.com,
Commerce One, Concur Technologies, DoveBid, FreeMarkets, iMark, Oracle, PurchasePro.com, RicardoBiz.com, Sabre,
SurplusBin.com, UnionStreet.com, Ventro, VerticalNet

Additionally, we face competition from various online auction sites including: Amazon.com, eBay.com, the Fairmarket Auction Network (an auction network including
Microsoft's MSN, Excite@Home, Dell Computer, ZD Net, Lycos and more than 100 others), First Auction, Surplus Auction, uBid, Yahoo! Auctions and a large number of

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

other companies using an auction format for consumer-to-consumer or business-to-consumer sales.

 Some current and potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet markets than we do. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than we are able to.

MARKETING

WE WILL DEVELOP OUR BIDBAY.COM BRAND NAME IN OUR EFFORT TO
ACHIEVE GROWTH

We believe that our future growth will be attributable, to some extent, by word of mouth. We also hope to obtain a strong benefit from high visibility media exposure. We believe that continuing to strengthen our brand is important to achieving widespread acceptance of our service. Promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide high quality services. In order to promote our brand, we will need to increase our marketing budget and otherwise increase our financial commitment to creating and maintaining brand loyalty among users.

WE PLAN TO DEVELOP NEW SERVICES, FEATURES AND FUNCTIONS IN
ORDER TO EXPAND

We plan to expand our operations by developing new or complementary services, products or transaction formats for expanding the breadth and depth of services. We intend to expand our operations in a cost-effective and timely manner. With this expansion, we hope to increase our overall market acceptance. As we launch new businesses or services, we expect that such additions will be favorably received by our consumers, and that value of our reputation and the BidBay.com brand name will increase.

EMPLOYEES

As of January 9, 2001, BidBay.com had 17 employees in addition to management.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

For the next twelve months, the Company will require significant additional capital to support the Company's current infrastructure, including costs of operation, and planned expansion. At August 31, 2000, the Company had insufficient capital at that time to support its immediate cash requirements. The Company must raise additional capital in the next twelve months. Assuming the capital needs are met, initially, the Company will contract with IBM for the use of their database management db-2. Then, the Company will expand its computer servers to approximately 100 in number in order to accommodate millions of users as well as millions of products listed to be auctioned. Subsequently, the Company will launch a national advertising campaign on television, radio and billboards for the purpose of branding the name as well as the acquisition of new registered users. Then the Company will incorporate a classified advertisement site linked to its main web page for those interested in advertising their product on a direct sale as opposed to an auction format. The classified section will be similar to major newspapers for businesses to market their services or employment.

The Company intends to increase the number of its employees to handle the additional demands associated with expansion of its customer base. Additional employees may be hired in the following departments: sales, customer service, technical support, website management and development, as well as administration. Furthermore, the Company will need to lease additional office space to accommodate the associated growth in number of employees and computer servers.

The Company plans to continue its current efforts in market research and development. As part of this process, the Company continuously surveys its auction community members and gains an understanding of the user's likes and dislikes. Based upon this feedback, the Company considers the merits of offering additional products and services and once again surveys its members to gauge the feasibility of planned expansions. During this time, the Company looks to the market to learn the approach used by competitors, if any, who face similar expansion challenges. Based upon constructive feedback, the Company would then decide whether or not the Company wishes to roll out such additional products or services during the next twelve months.

           MANAGEMENT'S DISCUSSION AND ANALYSIS
      OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE PERIOD ENDING AUGUST 31, 2000

For the eight month period of January 1, 2000 through August 31, 2000, we earned revenues of $17, 750. The Company had no earnings from the date of inception, which is December 21, 1999, through December 31, 1999. We do not anticipate earning revenues until such time as we are able to begin charging sellers various fees including listing charges as well as a small transaction charge for each item sold on our auction site.

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


Furthermore, we do not expect to generate significant revenues until such time as we have further developed a substantial customer base and affiliated additional merchants or other third parties to join us in support of our website-based advertisement strategy.

We incurred operating expenses in the amount of $3,704.657 during the eight month period ending August 31, 2000. Such amount is made up of costs associated with business development, advertisement, promotion as well as general and administrative expense. Since we had so little revenue, we incurred a net loss of $3,686,907 for this accounting period. As of August 31, 2000, we had cash of $136,116.

During the next twelve months, the Company will respond accordingly to industry trends. The market is intensely competitive and new companies are entering the market while established companies continue to consider the opportunity to join in the online auction business arena. Personal online auction trading is relatively new, rapidly evolving and is the subject of broader ranges of goods serving particular business or consumer markets. During this period of time the Company will continue to devote more of its resources to marketing and promotional campaigns, while adopting reasonable pricing policies and looking for ways to further develop its website based auction services in an economically and efficiently manner. As new technology becomes available, our Company hopes to have the financing available to take advantage of such opportunities. At the present time the Company has no fixed commitments to acquire any capital equipment which would be material to the Company's financial position. Our competitors have experienced seasonable impact on its profitability. Our Company has not yet been in existence long enough to measure such trends and its potential impact on our organization. During the Christmas holiday season, there is the typical higher number of transactions posted to our website. Such trends have been recognized and the Company will respond accordingly during the next twelve months to take into account such higher volume of activity.

                DESCRIPTION OF PROPERTY

We incurred leasehold improvements of $26,543 in 2000. We have no other real property interests. The Company is renting its headquarters on a month to month basis from George Tannous & Affiliates Inc., a corporation whose majority shareholder is George Tannous, a director and the chief executive officer of BidBay.com. The space is adequate at the present time for housing the operations of BidBay.com. However, if the operations of BidBay.com increase at the rate projected by management, it will become necessary to relocate or find additional office space. Management does not believe that it will be difficult to obtain additional office space suitable to the needs of BidBay.com. Rent paid on the present space is $2,200 per month. The offices are located at 7209 Foothill Blvd., Tujunga, CA 91042.

     CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company is making payments related to a lease agreement which has George Tannous and Affiliates, a related party, as the lessee. The lease agreement is for office space located at three locations in Tujunga, California. The lease agreement is for five years beginning on April 1, 1999 and ending March 31, 2004. Monthly payments are

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

scheduled
for $2,200 for the first 24 months and monthly payments of $2,400 for the remaining 36 months. The Company had expensed
$11,500 for the period ended August 31, 2000.

The Company is making payments related to a lease agreement which has George Tannous, a related party, as the lessee. The lease agreement is for office space located in Las Vegas, Nevada. The lease is for one year beginning
October 26, 1999 and ending October 25, 2000. Payments are scheduled for $795 due monthly. The Company had expensed
$1,580 for the period ended August 31, 2000.

The Company is making payments related to a lease agreement which has George Tannous, a related party, as the lessee. The lease agreement is for office space located in Tujunga, California. The lease is for one year beginning
March 1, 2000 and ending February 28, 2001. Payments were scheduled for $700 due monthly. The Company had made one lump sum payment of $9,100 during the period ended August
31, 2000.

The Company is making payments related to a lease agreement which has George Tannous, a related party, as the lessee. The lease agreement is for storage space located in Tujunga, California. The lease is for approximately one year beginning April 30, 2000 and ending April 20, 2001. Payments were scheduled for $50 due monthly. The Company had made one lump sum payment of $600 during the period ended August 31, 2000.

The Company is making payments related to a lease agreement which has George Tannous, a related party, as the lessee. The lease agreement is for office space located in Westwood, California. The lease is for two years beginning
September 10, 1999 and ending September 9, 2001. Payments were scheduled for $3,500 due monthly for the first twelve months, and $4,625 due monthly for the last twelve months..
The Company had expensed $23,125 during the period ended
August 31, 2000.

During the Regulation D, Section 506 private placement offering, the Company received proceeds from approximately seventy non-accredited investors in excess of the allowed numbers. The Company gave these investors the option to have their money refunded or to purchase common stock from an officer or an entity related to the officer. These non-accredited investor proceeds of $80,500 and $202,674 were reclassified to related party payable for the officer and the entity related to the officer, respectively.

On or about December 31, 1999, the Company entered into an agreement with Donald Dayer, a related party stockholder, to compensate Mr. Dayer for services performed in reference to raising capital pursuant to the the Regulation D, Section 506 private placement offering. The agreement states that Mr. Dayer will receive a monetary commission of twenty five percent (25%) on all sales made by him. For the period ended August 31, 2000, the Company has paid $977,105 to Mr. Dayer for such services. The agreement also states that the contract may canceled by each party upon written notice.

On or about November 19, 1999, the Company entered into an agreement with Donald Dayer, a related party stockholder, to compensate Mr. Dayer for business

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

development services
including, but not limited to incorporation, advertising, marketing, technical, site services, and user acquisition. The agreement states that Mr. Dayer will receive twenty-nine (29%) of all funds received, whether in the form of revenue or capital investment, until $1,500,000 is paid to the shareholder. The $1,500,000 may be increased or decreased if both parties agree to the change. For the period ended August 31, 2000, the Company has paid $1,132,296 to the shareholder.


   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is no public trading market for the common stock of BidBay.com. There are 52,324,382 outstanding common shares as of January 9, 2001. The Company is currently offering 6,000,000 common shares through this offering. We have also agreed to register an additional 600,000 for selling shareholders. The remaining shareholders will also be able to sell their shares after having met the holding requirements of Rule 144.

     Since its inception, no dividends have been paid on BidBay.com 's common stock. BidBay.com intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

     At January 9, 2001, there were 25,619 shareholders of record holding BidBay.com 's common stock.

                   EXECUTIVE COMPENSATION


Cash compensation awarded to, earned by, or paid to our executive officers for the period ended August 31, 2000 is as follows:

George Tannous, President and Chief Executive Officer:       $89,000
Yvonne Van Hoek, Vice President:                             $20,700
Wester Cooley, Vice President:                               $ 8,000

Stock Option Grants

During the period January 1, 2000 through August 31, 2000, we did not grant any stock options to the executive officers. We have also not granted any stock options to the executive officers since September 1, 2000.

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                      FINANCIAL STATEMENTS

Index to Financial Statements:

1. Independent Auditor's Report;

2. Audited Financial Statements for the period ending August
   31, 2000, including:

     a. Balance Sheet, August 31, 2000

     b. Statements of Operations, for the eight month period ended August 31, 2000 and from inception on December
        21, 1999 through August 31, 2000

     c. Statement of Stockholders' Equity (Deficit), from inception on December 21, 1999, through August 31, 2000

     d. Statement of Cash Flows, for the eight month period ended August 31, 2000 and from inception on December
        21, 1999 through August 31, 2000

     e. Notes to Financial Statements


          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
              ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with BidBay.com's accountants since the formation of BidBay.com required to be disclosed pursuant to Item 304 of Regulation
S-B.

                        LEGAL OPINION

The validity of the issuance of shares of BidBay.com's common stock offered hereby has been passed upon for BidBay.com by Cane & Company, located in Las Vegas, Nevada.

                           EXPERTS

The audited financial statements of BidBay.com. at August
31, 2000, and for the period then ended appearing in this prospectus and registration statement have been audited by Pritchett, Siler & Hardy, P.C., Certified Public
Accountants, and are included in reliance upon such reports given upon the authority of Pritchett, Siler & Hardy, P.C.
as experts in accounting and auditing.

         WHERE CAN YOU FIND ADDITIONAL INFORMATION

A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with

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

respect to BidBay.com and the
shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office location at 7 World Trade Center, 13th. Floor, New York, New York, 10048, and the Midwest Regional Office location at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the world wide web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                             FINANCIAL STATEMENTS

                                AUGUST 31, 2000

                               BIDBAY.COM, INC.
                         [A Development Stage Company]




                                   CONTENTS

                                                                    PAGE

        -  Independent Auditor's Report                                1


        -  Balance Sheet, August 31, 2000                          2 - 3


        -  Statements of Operations, for the eight month period
             ended August 31, 2000 and from inception
             on December 21, 1999 through August 31, 2000              4


        -  Statement of Stockholders' Equity (Deficit), from inception
             on December 21, 1999 through August 31, 2000              5


        -  Statements of Cash Flows, for the eight month period
             ended August 31, 2000 and from inception
             on December 21, 1999 through August 31, 2000          6 - 7


        -  Notes to Financial Statements                          8 - 18

                         INDEPENDENT AUDITOR'S REPORT



Board of Directors
BIDBAY.COM, INC.
Tujunga, California

We have audited the accompanying balance sheet of Bidbay.com, Inc. [a development stage company] as of August 31, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the eight month period ended August 31, 2000 and for the period from inception on December 21, 1999 through August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bidbay.com, Inc. as of August 31, 2000, and the results of its operations and its cash flows for the eight month period ended August 31, 2000 and for the period from inception through August 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company was only recently formed, has incurred losses since its inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Pritchett, Siler & Hardy, P.C.


Pritchett, Siler & Hardy, P.C.

November 30, 2000
Salt Lake City, Utah

                                BIDBAY.COM, INC.
                         [A Development Stage Company]

                                 BALANCE SHEET


                                    ASSETS





                                                August 31,
                                                   2000
                                               ___________
CURRENT ASSETS:
  Cash                                          $  136,116
  Employee receivables                               8,345
  Promotional inventory                            109,798
  Related-party receivable                         119,147
  Prepaid expense                                   10,000
                                                ___________
        Total Current Assets                       383,406

PROPERTY AND EQUIPMENT, net                        174,667

INTANGIBLES, net                                 1,832,078
                                                 ___________
                                                $2,390,151
                                                ____________


























                                  [Continued]

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                                 BALANCE SHEET

                                  [Continued]


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                August 31,
                                                   2000
                                               ___________
CURRENT LIABILITIES:
  Accounts payable                              $   62,021
  Payable to related party                         111,307
  Shareholder deposits                             176,800
  Accrued expenses                                  96,517
  Installment payable                            1,830,987
  Dividends payable                                198,678
  Current portion of note payable                    1,204
                                                ___________
        Total Current Liabilities                2,477,514

NOTES PAYABLE, less current portion                 25,391

DEFERRED REVENUE                                   105,000
                                                ___________
        Total Liabilities                        2,607,905


STOCKHOLDERS' EQUITY (DEFICIT):
  10% convertible redeemable Preferred stock,
    $.001 par value, 10,000,000 shares authorized,
   1,562,766 shares issued and outstanding           1,563
  Common stock, $.001 par value, 100,000,000
   shares authorized, 50,468,290 shares
   issued and outstanding                           50,468
  Capital in excess of par value                 3,467,122
  Deficit accumulated during the
   development stage                            (3,736,907)
                                               ___________
        Total Stockholders' Equity (Deficit)     (217,754)
                                                ___________
                                                $2,390,151
                                               ___________




  The accompanying notes are an integral part of these financial statements.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                           STATEMENTS OF OPERATIONS


                                          For the    From Inception
                                        Eight Month  on December 21,
                                        Period Ended  1999 Through
                                         August 31,    August 31,
                                            2000          2000
                                        _____________ ____________

REVENUE                                  $     17,750  $    17,750
                                        _____________ ____________

EXPENSES:
  Business development                      1,092,587    1,092,587
  Advertising                                 932,258      932,258
  Promotion                                   360,194      360,194
  General and administrative                1,319,618    1,369,618
                                        _____________ ____________
        Total Expenses                      3,704,657    3,754,657
                                        _____________ ____________
LOSS FROM OPERATIONS                       (3,686,907)  (3,736,907)
                                        _____________ ____________

CURRENT TAX EXPENSE                                 -            -

DEFERRED TAX EXPENSE                                -            -
                                        _____________ ____________

NET LOSS                                 $(3,686,907)  $(3,736,907)
                                        _____________ ____________

LOSS PER COMMON SHARE                    $      (.07)       $ (.07)
                                        ____________  ____________




  The accompanying notes are an integral part of these financial statements.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                FROM THE DATE OF INCEPTION ON DECEMBER 21, 1999

                            THROUGH AUGUST 31, 2000

                                                                       Deficit
                                                              Capital  Accum-
                                                                in     ulated
                                                              Excess   During
                        Preferred Stock     Common Stock         of    the
                          _____________  ___________________    Par  Development
                          Shares  Amount   Shares     Amount   Value   Stage
                          _______ _____  _________   ________  ______  _______
BALANCE, December 21, 1999      - $   -           -  $       - $    - $       -

Issuance of 50,000,000
  shares common stock
  to founders for services,
  December 1999, at
  $.001 per share               -     -  50,000,000     50,000      -         -

Net loss for the period
  ended December 31, 1999       -     -           -          -      -   (50,000)

                          _______ _____  _________   ________  ______  _______
BALANCE, December 31, 1999      -     -  50,000,000  $  50,000      -   (50,000)

Issuance of preferred
 stock and common stock
 for cash, February 2000
 through August 2000,
 at $2.50 per unit of
 1 preferred share and
 .1 common share, net of
 $977,103 stock offering
 costs                   1,562,766  1,563   156,277      156   2,928,092    -

Issuance of common stock
 to employees for services,
 March 2000, valued at
 $2.50 per share                 -      -    52,000      52      129,948    -

Issuance of common stock
 for promotional giveaway,
 June 2000, at $2.50 per
 share                           -      -   126,150     126      315,249    -

Issuance of common stock
 for cash, July 2000, at
 $5.00 per share                 -      -    60,000      60      299,940    -

Declaration of cash dividends
 on preferred stock,
 August 2000, at the rate
 of $.25 per outstanding share
 of preferred stock              -      -         -       -    (390,692)    -

Issuance of common stock
 in payment of dividend
 payable on preferred stock,
 August 2000, at $2.50
 per share                       -      -   73,863      74      184,585    -

Net loss for the period ended
  August 31, 2000                -      -        -       -        -  (3,686,907)


                          _______ _____  _________   ________  ______  _______

BALANCE, August 31,
 2000                1,562,766 $1,563 50,468,290 $50,468 $3,467,122 $(3,736,907)
                          _______ _____  _________   ________  ______  _______



   The accompanying notes are an integral part of this financial statement.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                           STATEMENTS OF CASH FLOWS


                                            For the    From Inception
                                          Eight Month  on December 21,
                                          Period Ended  1999 Through
                                           August 31,    August 31,
                                              2000         2000
                                        _____________ ____________
Cash Flows from Operating Activities:
  Net loss                              $ (3,686,907)  $(3,736,907)
  Adjustments to reconcile net loss
   to net cash used by operating
   activities:
    Depreciation and amortization             176,010      176,010
    Stock issued for services                 130,000      180,000
    Stock issued for promotion                315,375      315,375
    Changes in assets and liabilities:
      (Increase) in employee receivable        (8,345)      (8,345)
      (Increase) in related party receivable (109,798)    (109,798)
      (Increase) in promotional inventory     (92,311)     (92,311)
      (Increase) in prepaid                   (10,000)     (10,000)
      Increase in accounts payable              62,021       62,021
      Increase in payable related party        111,307      111,307
      Increase in deposits payable             176,800      176,800
      Increase in accrued payroll
        and payroll taxes                       96,517       96,517
      Increase in deferred revenue             105,000      105,000
      (Decrease) in Installment payable       (169,013)    (169,013)
                                          _____________ ____________
        Net Cash (Used) by
         Operating Activities               (2,903,344)  (2,903,344)
                                          _____________ ____________
Cash Flows from Investing Activities:
  Purchase of equipment                       (182,756)    (182,756)
                                          _____________ ____________
        Net Cash Provided (Used) by
          Investing Activities                (182,756)    (182,756)
                                          _____________ ____________
Cash Flows from Financing Activities:
  Principal payments on notes payable             (241)        (241)
  Proceeds from preferred and
   common stock offering                     3,906,916     3,906,916
  Proceeds from common stock issuance           300,000      300,000
  Dividends paid in cash                        (7,356)      (7,356)
  Payment of stock offering costs             (977,103)    (977,103)
                                          _____________ ____________
        Net Cash Provided by
          Financing Activities               3,222,216     3,222,216
                                          _____________ ____________
Net Increase (Decrease) in Cash                136,116       136,116

Cash at Beginning of Period                          -             -
                                          _____________ ____________
Cash at End of Period                        $  136,116   $  136,116
                                          _____________ ____________

Supplemental Disclosures of
 Cash Flow Information:
  Cash paid during the year
   and from inception for:
    Interest                                 $       -    $        -
    Income taxes                             $       -    $        -

                                  [Continued]
                                     -6-

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                     STATEMENTS OF CASH FLOWS [Continued]


Supplemental Schedule of Non-Cash Investing and Financing Activities:
  For the period ended December 31, 1999:
    The Company issued 50,000,000 shares of common stock to founders for services valued at $50,000 or $.001 per share.

  For the period ended August 31, 2000:
    The Company issued 52,000 shares of common stock to employees for services valued at $130,000 or $2.50 per share.

    The Company issued 126,150 shares of common stock for promotional giveaways valued at $315,375 or $2.50 per share.

    The Company declared a dividend on preferred stock at the rate of $.25 per share or $390,692.

    The Company issued 73,863 shares of common stock in lieu of cash dividends on preferred stock valued at $184,659 or $2.50 per share.

    In May 2000, the Company purchased a boat for promotional inventory, from the president of the Company by assuming a notes payable with a balance of $26,835.

    The Company obtained 2,000,000 registered users valued at $1.00 each for a total of $2,000,000 through an agreement with Speedy Click. The $2,000,000 was set up as a installment payable to be paid with $1,000,000 cash and 200,000 shares of preferred stock valued at $5.00 each for a total of $1,000,000.


  The accompanying notes are an integral part of these financial statements.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization - Bidbay.Com, Inc. (The Company) was organized under the laws of the State of California on December 21, 1999. On March 3, 2000 The Company effected a change of domicile to Nevada. The Company is considered to be in the development stage as defined in SFAS No. 7. The Company is engaging in the business of developing and marketing an internet auction site. The Company is marketing regional stores which would focus on auction activity within a specific region. The Company may also pursue other internet related business.

 Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed for financial statement purposes on a straight-line basis over the estimated useful lives of the assets, which ranges from five to seven years.

 Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

 Dividend Policy - The Company has not paid any dividends on common stock to date and does not anticipate paying dividends on common stock in the foreseeable future. The Company has declared dividends on preferred stock which are payable in the form of cash and common stock [See note 9].

 Revenue Recognition - Revenue is recognized at the time of the sale.

 Earnings (Loss) Per Share - The Company accounts for earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share", which requires the Company to present basic earnings
 (loss) per share and dilutive earnings (loss) per share when the effect is dilutive. [See Note 10]

 Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents. August 31, 2000, the Company had $36,116 in excess of Federal Depository Insurance Company limits.

 Advertising  -  Advertising costs are expensed as incurred.   For  the  period
 ended August 31, 2000 advertising costs amounted to $932,258.

 Software / Website Capitalization - For software that is developed for internal use, including internet websites, the Company expenses the initial research and development costs but begins to capitalize the development costs upon reaching the point of technological feasibility.

 Research and Development - The Company expenses research and development costs as incurred.
                                    -8-

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

 Stock Based Compensation - The Company accounts for its stock based compensation in accordance with Statement of Financial Accounting Standard 123 "Accounting for Stock-Based Compensation". This statement establishes an accounting method based on the fair value of equity instruments awarded to employees as compensation. However, companies are permitted to continue applying previous accounting standards in the determination of net income with disclosure in the notes to the financial statements of the differences between previous accounting measurements and those formulated by the new accounting standard. The Company has adopted the disclosure only provisions of SFAS No. 123, accordingly, the Company has elected to determine net income using previous accounting standards.

 Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

 Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133.),", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - GOING CONCERN

 The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception, has current liabilities in excess of current assets and has not yet achieved profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is continuing to promote and develop its website and is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 3 - PROMOTIONAL INVENTORY

 The following is a summary of inventory (carried at the lower of cost or market value) as of August 31, 2000. The Company holds contests and giveaways for registered users of its site. Promotional inventory has been acquired for the purpose of providing prizes and awards to winners of these contests and giveaways. At August 31, 2000 management estimated that a reserve for obsolescence was not necessary.

                                          2000
                                      __________
        Promotional products            $109,798
                                      __________
                                        $109,798
                                      __________


NOTE 4 - PROPERTY AND EQUIPMENT

 The following is a summary of property and equipment - at cost, less accumulated depreciation as of August 31, 2000:

                                            2000
                                         _________
         Office and computer equipment    $156,213
         Leasehold improvements            26,543
                                         _________
                                          182,756
         Less:  accumulated depreciation   (8,089)
                                         _________
                                          $174,667
                                         _________

 Depreciation expense for the period ended August 31, 2000 amounted to $8,089.


NOTE 5 - INTANGIBLES

 The Company entered into an agreement with Speedy Click to purchase 2,000,000 registered users at the rate of $1.00 each for a total of $2,000,000. The Company has capitalized the costs associated with obtaining the registered users database and has determined its useful life to be 36 months. Management plans on re-evaluating the useful life should conditions warrant. The following schedule details the carrying value at August 31, 2000:

                                              2000
                                           _________
         Registered users                 $2,000,000
         Less:  accumulated amortization   (167,922)
                                           _________
                                          $1,832,078
                                           _________


 Amortization expense for the period ended August 31, 2000 amounted to $167,921.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 6 - RECEIVABLE / PAYABLE - RELATED PARTIES

 Payable to related party - An officer/director/significant shareholder of the Company, and an entity related to him, made various advances to and from the Company. At August 31, 2000 the net amount owed the related party and the related entity was $111,307. The balance is non-interest bearing and payable on demand.

 Related-party receivable - The Company entered into an agreement with a significant shareholder relating to the private placement of preferred stock. The shareholder is to receive a commission equal to 25% of funds raised through the private placement. At August 31, 2000, the shareholder had received payments in excess of commissions earned in the amount of $119,147.


NOTE 7 - NOTES PAYABLE

 The  Company  has agreed to assume a note payable for a boat  previously held by an officer of the Company. The boat was recorded as a promotional inventory item and remains on the books at August 31, 2000. The note payable was originally taken out in September 1997, approximately $29,500 financed, imputed interest rate of 10%, payments of $317 due monthly for 180 months. The Company assumed the payments on the note payable in May 2000. The aggregate maturities required on notes payable at August 31, 2000 are as follows:
                                             August 31,

          2001                                 1,204
          2002                                 1,330
          2003                                 1,469
          2004                                 1,623
          2005 and thereafter                 20,969
                                             ---------
                   Total                    $ 26,595
                                             ---------

NOTE 8 - INSTALLMENT PAYABLE

 The Company entered into several agreements with Speedy Click (aka Network Commerce, Inc.), wherein Speedy Click was to provide two million registered users at $1.00 each for a total of $2 million. Payment is to be paid in the form of $1 million cash and 200,000 shares of the Company's preferred stock at $5.00 per share. The agreement also stated that Speedy Click is to purchase 60,000 shares of common stock from the Company at $5.00 per share. As of August 31, 2000 the Company had paid $169,013 in cash to Speedy Click and had issued no shares of preferred stock. Subsequent to August 31, 2000, the Company paid $200,000 in cash and issued 200,000 shares of preferred stock at $5.00 per share.

 Subsequent to August 31, 2000, the Company entered into eight monthly agreements with Speedy Click wherein the Company will feature Speedy Click in its weekly newsletter to the Company's 2 million registered users. Each agreement is for $50,000 per month or a total of $400,000.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 9 - CAPITAL STOCK

 Preferred Stock - The Company authorized 10,000,000 shares of preferred stock, $.001 par value with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.

 Convertible Redeemable Preferred Stock - The Company designated 1,600,000 shares of 10% convertible redeemable preferred stock non-cumulative non-compounding at a purchase price of $2.50 per share. The holders of the preferred stock are entitled to annual dividends once declared and approved by the Company's Board of Directors. The dividend is 25 cents per share per annum. Each share of preferred stock is convertible into one share of common stock. The Company has the right to cause a partial or complete redemption of the shares.

 The Company has the option to redeem all or any portion of the preferred stock after June 15, 2000 by paying cash or shares of common stock of a publicly traded company having a market value equal to 110% of the original purchase price of the share plus a non-cumulative non-compounded dividend at the rate of 10% per annum. The redemption price may be paid in cash or, at the option of the preferred stockholder in shares of the common stock of a publicly traded company, or in any combination of both cash and stock. For the purpose of determining the number of shares of common stock to be issued in a redemption of the preferred stock, the following formula applies: If the common stock is immediately tradable on the date of the redemption, then the number of shares will be calculated based on the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. If the common stock is restricted pursuant of Rule 144 of the Securities Act of 1933, as amended, with any holding period remaining, then the number of shares will be calculated based on 90% of the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. The redemption right relates to all shares, as adjusted for stock splits, stock dividends and similar events.

 The preferred stockholders may convert each share of preferred stock into one share of common stock at any time after the shares are issued. The Company does not have the right to require a conversion of the preferred stock to common stock.

 Each share of the preferred stock has one vote to the same extent as the outstanding common stock. The common stock into which the preferred stock is convertible has the same voting right as the currently outstanding common stock.

 During   the   period  ended  August  31,  2000,  the  Company  had   received
 approximately $3.6 million in proceeds from sale of its preferred stock.

 Dividends - The Company declared a $.25 dividend on 1,562,766 shares of preferred stock for a total of $390,692. Preferred shareholders were given the option to receive a payment in the form of cash or common stock at the rate of $2.50 per share. During the period ending August 31, 2000, $7,356 was paid in cash and $184,659 was paid with 73,863 shares of common stock at $2.50 per share. The balance of $198,678 is reflected as Dividends Payable at August 31, 2000. The dividend was recorded as a liquidating dividend and offset against Capital in Excess of Par.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 9 - CAPITAL STOCK [Continued]

 Common Stock - During the period ended August 31, 2000, the Company made various issuances of common stock. The issuances are as follows:

 The Company issued common stock as an incentive to investors purchasing the Company's preferred stock. The incentive was a ten percent common stock to preferred stock ratio. During the period ended August 31, 2000, the Company issued 156,277 shares of common stock as part of the preferred stock incentive.

 During the period ended August 31, 2000, the Company issued a total of 52,000 shares to employees, officers and directors for consultation, programming, or other services rendered. The stock was valued at $2.50 per share. The Company also issued 50,000,000 shares of common stock valued at $.001 per share to founders of the Company.

 During the period ended August 31, 2000, the Company issued 126,150 of common stock for promotional purposes. The value of the promotion activities was $315,375 or $2.50 per share.

 In July 2000, the Company issued 60,000 of its common stock for cash proceeds of $300,000 or $5.00 per share.

 In 2000, the Company issued 73,863 of its common stock for dividends declared on its preferred stock. The dividend was treated as a liquidating dividend.


NOTE 10 - EARNINGS (LOSS) PER SHARE

 The following data show the amounts used in computing earnings (loss) per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the periods ended August 31, 2000 and from inception on December 21, 1999 through August 31, 2000:

                                           For the From      Inception on
                                           Eight Month       December 21,
                                           Period Ended      1999 Through
                                           August 31,        August 31,
                                           2000              2000
                                          ___________        ___________
    Net (Loss)                            $(3,686,907)     $ (3,736,907)

    Preferred dividends                      (390,692)         (390,692)
                                          ___________        ___________

   Loss available to common shareholders  $ 4,077,599)     $ (4,127,599)
                                          ___________        ___________
   Weighted average number of
      common shares outstanding
      used in earnings (loss) per
      share during the period              50,208,123         50,199,929
                                          ___________         ___________

  Dilutive earnings (loss) per share was not presented. The Company had no outstanding warrants or options at August 31, 2000.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES

 The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 Accounting for Income taxes. SFAS 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. At August 31, 2000, the total of all deferred tax assets was $1,483,345 and the total of the deferred tax liabilities was $0. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the deferred tax assets, the Company has established a valuation allowance of $1,483,345 as of August 31, 2000, which has been offset against the net deferred tax assets. The net change in the valuation allowance during the years ended August 31, 2000 amounted to approximately $1,483,345.

 The components of income tax expense from continuing operations for the period ended August 31, 2000 consist of the following:

                                               2000
                                          ___________
    Current income tax expense
     Federal                                 $     -
     State                                         -
                                          ___________
      Net tax expense                              -
                                          ___________
    Deferred tax expense (benefit) arising from:
     Excess of tax over financial
       accounting depreciation              $(44,951)
     Contribution carryover                   (1,265)
     Valuation allowance                   1,483,345
     Net operating loss carryforward      (1,437,129)
                                          ___________
      Net deferred tax expense              $      -
                                          ___________

 Deferred income tax expense results primarily from the reversal of temporary timing differences between tax and financial statement income.

 A reconciliation of income tax expense at the federal statutory rate to income tax expense at the Company's effective rate is as follows:

                                               2000
                                          ___________
    Computed tax at the expected
      statutory rate                           34.00%
                                          ___________
    State and local income taxes, net of
      federal benefit                           5.83
    Other                                       (.14)
    Valuation allowance                       (39.69)
                                          ___________
    Income tax expense                           -
                                          ___________

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES [Continued]

 As  of  August  31,  2000  the  Company  has  net  tax  operating  loss  (NOL)
 carryforwards  available  to  offset  its  future  income  tax  liability   of
 approximately $3,608,000 that expire in various years through 2020.

 The temporary differences and carryforwards gave rise to the following deferred tax asset (liability) at August 31, 2000:

                                                    2000
                                                ____________
        Excess of tax over book accounting
          depreciation                            $  44,951
        Net operating loss carryover              1,437,129
        Contribution carryover                        1,265

NOTE 12 - RELATED PARTY TRANSACTIONS

 Business development costs - The Company entered into an agreement with Donald Dayer, a significant shareholder of the Company, for services related to the development of the Company's business. The agreement states that the shareholder is to receive twenty-nine percent (29%) of all funds received, whether in the form of revenue or capital investment, until $1,500,000 is paid to the shareholder. The $1,500,000 may be increased or decreased if both parties agree to the change. The Company has paid $1,132,296 to the shareholder during the period ended August 31, 2000.

 Stock offering costs - The Company entered into an agreement with Donald Dayer, a significant shareholder, for services related to a section 506 regulation D offering. The agreement states the shareholder is to receive a commission of twenty five percent (25%) for all funds raised by him through the offering. The Company has paid $977,105 to Donald Dayer for the period ended August 31, 2000. These payments were offset against the proceeds from the offering.

 Leases - The Company is renting property on a month to month basis from an officer of the Company or an entity related to him. The following describes the underlying leases on the properties held by the related parties:

      The Company is making payments related to a lease agreement which has George Tannous and Affiliates (GTA), a related party, as the leasee. The lease agreement is for office space located at three locations in Tujunga California. The lease agreement is for five
      (5) years beginning on April 1, 1999 and ending March 31, 2004. Monthly payments are scheduled for $2,200 for the first 24 months and monthly payments of $2,400 for the remaining 36 months. The Company had expensed $11,500 for the period ended August 31, 2000.

      The Company is making payments related to a lease agreement which has George Tannous (GT), a related party, as the leasee. The lease agreement is for office space located in Las Vegas Nevada. The lease is for one (1) year beginning on October 26, 1999 and ending October 25, 2000. Payments are scheduled for $795 due monthly. The Company had expensed $1,580 for the period ended August 31, 2000.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 12 - RELATED PARTY TRANSACTIONS [continued]

      The Company is making payments related to a lease agreement which has GT, a related party, as the leasee. The lease agreement is for office space located in Tujunga California. The lease begins March 1, 2000 and ends February 28, 2001. Payments were scheduled for $700 due monthly. The company had made one lump sum payment of $9,100 during the period ended August 31, 2000.

      The Company is making payments related to a lease agreement which has GT, a related party, as the leasee. The lease agreement is for storage space located in Tujunga California. The lease begins April 30, 2000 and ends April 20, 2001. Payments were scheduled for $50 due monthly. The Company had made one lump sum payment of $600 during the period ended August 31, 2000.

      The Company is making payments related to a lease agreement which has GTA, a related party, as the leasee. The lease agreement is for office space located in Westwood California. The lease begins September 10, 1999 and ends September 9, 2001. Payments were scheduled for $3,500 due monthly for the first twelve months and $4,625 due monthly for the last twelve months. The Company had expensed $23,125 during the period ended August 31, 2000.

 During the period ended August 31, 2000, certain deposits for stock proceeds were deposited outside the Company accounts by GTA. The proceeds amounted to $214,953, which were used to cover Company expenses.

 During the period ended August 31, 2000, certain deposits for stock proceeds were deposited outside the Company accounts by an officer of the Company. The proceeds amounted to $41,200 and were offset to payable-related party.

 During the section 506 regulation D offering, the Company received proceeds from approximately seventy non-accredited investors in excess of the allowed numbers. The Company gave these investors the option to have their money refunded or to purchase common stock from an officer or an entity related to the officer. These non-accredited investors proceeds of $80,500 and $202,674 were reclassed to related party payable for the officer and the entity related to the officer, respectively.

 Compensation to officers - For the period ended August 31, 2000 the Company paid compensation to its officers according to the following schedule:
 $89,000 to the President; $8,000 to a Vice President and $20,700 to another Vice President.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

 Litigation - The Company has been named as a co-defendant in a lawsuit involving a former business associate of the President of the Company. The President, other business entities of the President and the Company have been named in the suit. Management believes the lawsuit is without merit and intends to vigorously defend its position. The Company has filed suit against the same former business associate alleging that the former associate gained illegal access to certain of the Company's proprietary intellectual information for the purpose of doing harm to the Company and to steal customers from the Company. At this time management is not able to estimate the likelihood of a favorable outcome in the lawsuit.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS AND CONTINGENCIES [continued]

 Litigation - The Company is also involved in litigation as a normal course of its business operations, but management believes that these items would not have any material effect on the financial position or operations of the Company.

 Consultant Agreement - The company has entered into an agreement with Donald Dayer ("Dayer") wherein the Company has agreed to compensate Dayer one million five hundred thousand dollars for his assistance in developing the Company's business. The fee will be paid over time by Dayer receiving 29% from every dollar that is generated into the Company whether it be in the form of revenue or capital investment. The Company has also entered into an agreement with Dayer wherein Dayer would market preferred and/or common stock of the Company offered through a Regulation D offering. Dayer is to receive 25% on all sales made by him including any resales after initial sales. This agreement only applies to funds raised privately by the Company that are assisted by Dayer and do not apply to any future public stock offerings the Company may undertake.

NOTE 14 - SHAREHOLDER DEPOSITS

 During the period ended August 31, 2000, the Company received proceeds from several non-accredited investors. The total number of non-accredited investors exceeded Security and Exchange Commission limitations of no more than thirty five non-accredited investors for a 506 regulation D offering. The non-accredited investors which exceeded the limit of thirty five were given the option of accepting a refund of their investments, purchasing common stock from the Company's President's personal holdings, purchasing common stock from the personal holdings of a Company controlled by the Company's President, or providing documentation that the non-accredited investor is really an accredited investor. The Company has recorded the proceeds from the non-
 accredited investors which had not responded to the letters as a liability labeled shareholder deposits in the financial statements at August 31, 2000.

NOTE 15 - SUBSEQUENT EVENTS

 Common Stock - Subsequent to August 31, 2000, the Company made various issuances of common stock. A total of 1,844,777 shares of common stock were issued as follows: 30,000 shares of common stock for services valued at $75,000; 1,800,000 shares of common stock for installment payable obligation; 8,723 shares of common stock issued as an incentive for purchase of preferred stock; and 6,054 shares of common stock issued for stock dividend payable.

 Preferred stock - A total of 146,110 shares of preferred stock were issued for cash proceeds of $365,277, or $2.50 per share.

 Loans from Related Party - Subsequent to August 31, 2000, an officer/director and significant shareholder of the Company made loans to the Company totaling $60,000.

 Private Placement Extension - Subsequent to August 31, 2000, the Company submitted an extension to its original private placement. The extension was for an additional 400,000 shares of preferred stock to be offered at $5.00 per share or $2,000.000 total.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 15 - SUBSEQUENT EVENTS [continued]

 Speedy Click - Subsequent to August 31, 2000, the Company paid $200,000 in cash and issued 200,000 shares of preferred stock at $5.00 per share in relation. In December 2000, the Company entered into eight monthly agreements with Speedy Click wherein the Company will feature Speedy Click in its weekly newsletter to the Company's 2 million registered users. Each agreement is for $50,000 per month or a total of $400,000.

 Proposed Public Stock Offering - The Company is proposing to make a public offering of 6,000,000 shares of its previously authorized but unissued common stock and 600,000 issued and outstanding shares owned by officers, directors, employees and a consultant of the Company. This offering is proposed to be registered with the Security and Exchange Commission on Form SB-2. An offering price of $10 per share has been arbitrarily determined by the
 Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering estimated to be approximately $116,500.

       PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

          INDEMNIFICATION OF DIRECTORS AND OFFICERS

	BidBay.com's Articles of Incorporation eliminate, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Articles of Incorporation do not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Nevada Corporate Code or (iv) for any transaction from which the director derived an improper personal benefit.

BidBay.com's Bylaws provide that BidBay.com shall indemnify its directors, officers, employees, and against to the fullest extent permitted under the laws of the state of Nevada. In addition, BidBay.com has entered or will enter into indemnification agreements with its directors and officers that provide for indemnification in addition to the indemnification provided in BidBay.com's Bylaws. The indemnification agreements contain provisions that may require BidBay.com, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of BidBay.com or other entities to which they provide service at the request of BidBay.com and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. BidBay.com believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. BidBay.com will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which BidBay.com is required to indemnify them, subject to certain exclusions.

        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

BidBay.com will pay all expenses in connection with the registration and sale of the shares but will not pay selling commissions or discounts allocable to sales of shares by selling stockholders or any other fees in connection with the sale of such shares. The estimated expenses of issuance and distribution are set forth below.

Registration fees                                     $     16,500
Transfer agent fees                 Approximately            2,000
Costs of printing and engraving     Approximately            5,000
Selling Commissions (if incurred)   Approximately        9,000,000
Legal and accounting fees           Approximately           88,000
Standard & Poors Listing            Apprixomately            5,000

         RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation SB, except for the following:

During December 1999, in connection with its organization, the Company issued 50,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for services
                                43
rendered valued at $50,000 (or $.001 per share). The transaction was an isolated transaction with three persons having close affiliations with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

During March 2000, the Company issued 52,000 shares of its previously authorized, but unissued common stock. The shares were issued to three employees of BidBay.com for services rendered to BidBay.com valued at $130,000 or $2.50 per share. The transaction was an isolated transaction with a total of three persons having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

During June 2000, the Company issued 126,150 shares of its previously authorized, but unissued common stock. The shares were issued to persons who had visited the website of BidBay.com or had otherwise used the services of BidBay.com in the past. The shares were issued in a promotional giveaway at the rate of 5 shares person or to a total of 25,230 persons. The shares were valued at $2.50 per share. The transaction was exempt from registration under the Securities Act of 1933 (the "Act") because it did not constitute an offer or sale of securities pursuant to
Section 5 of the Act.

During July 2000, the Company issued 60,000 common shares of its previously authorized, but unissued common stock. The shares were issued for cash of $300,000 or $5.00 per share. The transaction was an isolated transaction with one person having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

During August 2000, the Company issued 73,863 shares of its previously authorized, but unissued common stock. The shares were issued by the board of directors as a dividend on preferred stock of BidBay.com which was theretofore outstanding. The shares were valued at $2.50 per share. The transaction was exempt from registration under the Securities Act of 1933 (the "Act") because it did not constitute an offer or sale of securities pursuant to
Section 5 of the Act.

During September, 2000, the Company issued 800,000 common shares of its previously authorized, but unissued common stock. The shares were valued at $5.00 per share and were issued in satisfaction of an installment payment obligation to Network Commerce dba Speedy Click. The transaction was an isolated transaction with one enitity having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.


During September, 2000 or shortly thereafter, the Company issued 30,000 shares of its previously authorized, but unissued common stock. The shares were issued to a company that had rendered advertising services for BidBay.com. The services were valued at $75,000 or $2.50 per share. The transaction was an isolated transaction with one company having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

The Company issued 6,054 shares of its previously authorized, but unissued common stock. The shares were issued by the board of directors as a dividend on preferred stock of BidBay.com which was theretofore outstanding. The shares were valued at $2.50 per share. The transaction was exempt from registration under the Securities Act of 1933
(the "Act") because it did not constitute an offer or sale of securities pursuant to Section 5 of the Act.

During November, 2000, the Company issued 1,000,000 common shares of its previously authorized, but unissued common stock. The shares were valued at $5.00 per share and were issued in satisfaction of an installment payment obligation to Network Commerce dba Speedy Click. The transaction was an isolated transaction with one entity having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

During December, 2000, the Company issued 1,000,000 preferred shares of its previously authorized, but unissued preferred stock. The shares were valued at $5.00 per share and were issued in satisfaction of an installment payment obligation to Network Commerce dba Speedy Click. The transaction was an isolated transaction with one enitity having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 (the
"Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

From February, 2000, through January, 2001, BidBay.com sold 1,762,878 shares of preferred stock to an aggregate of 402 individual investors at the price of $2.50 per share. Each investor in the offering was also offered a premium equal to 10% of the amount invested which could be received in cash or in BidBay.com common shares at the election of the investor. 176,315 shares of BidBay.com common stock was issued as premium shares in connection with the offering at a price of $2.50 per share. The offering was exempt from registration under the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933.

                          EXHIBITS

Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

 3.1  Articles of Incorporation
 3.2  By-Laws
 4.1  Share Certificate
 5.1  Opinion of Cane & Company, LLC, with consent to use
10.1  Material Contract - Speedyclick.com Services Agreement
10.2  Material Contract - Letter of Agreement
10.3  Material Contract - Business Development Agreement
23.1  Consent of Pritchett, Silver & Hardy, P.C., Certified
      Public Accountants
27    Financial Data Schedule


                         UNDERTAKINGS

BidBay.com will:

(1)   File, during any period in which it offers or
sells securities, a post-effective amendment to this
registration to:
	(i)  Include any prospectus required by section
           10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of
the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
    (iii) Include any additional or changed material information on the plan of distribution.
(2)   For determining liability under the Securities
Act, treat each post-effective amendment as anew registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3)	File a post-effective amendment to remove from
registration any of the securities that remain unsold at the end of the offering.
      If an underwriter is used in the offering, BidBay.com will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
      Insofar as indemnification for liabilities arising under the Securities act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

	In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it ahs reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on January 12, 2001.

                       BidBay.com, Inc., a Nevada corporation

                        By: /s/ George Tannous
                            ----------------------------
                            George Tannous
                            Principal Executive Officer

In accordance with the requirements of the Securities
Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


                                     /s/ George Tannous
                                     ----------------------------
                                     George Tannous
                                     Director
                                     Principal Executive Officer
                                     Principal Accounting Officer
                                     January 12, 2001


                                     /s/ Yvonne Van Hoek
                                     ----------------------------
                                     Yvonne Van Hoek
                                     Director
                                     January 12, 2001

                                     /s/ Wester Cooley
                                     ----------------------------
                                     Wester Cooley
                                     Director
                                     January 12, 2001

                                     /s/ Fredrick Grossi
                                     ----------------------------
                                     Fredrick Grossi
                                     Principal Financial Officer
                                     January 12, 2001